Exhibit 10.34

AMENDMENT NO. 5 TO
LOAN AND SECURITY AGREEMENT, WAIVER, CONSENT AND JOINDER

This AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”) is entered into as of February 7, 2020, by and among Wireless Telecom Group, Inc., a New Jersey corporation (“WTG”), BOONTON ELECTRONICS CORPORATION, a New Jersey corporation, (“Boonton”), MICROLAB/FXR LLC, a New Jersey limited liability company and successor by merger to Microlab/FXR (“Microlab” and, together with WTG and Boonton, each an “Existing Borrower” and collectively, the “Existing Borrowers”), HOLZWORTH INSTRUMENTATION INC., a Colorado corporation (“New US Borrower”), COMMAGILITY LIMITED, a company incorporated in England and Wales with company number 05914025 (“New UK Borrower” and, together with New US Borrower, each a “New Borrower” and collectively, the “New Borrowers”) (the Existing Borrowers together with the New Borrowers, each a “Borrower” and collectively, the “Borrowers”), and BANK OF AMERICA, N.A., a national banking association (“Lender”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement referred to below.

RECITALS

WHEREAS, the Existing Borrowers and Lender have entered into a Loan and Security Agreement, dated as of February 16, 2017 (as amended, restated, supplemented and otherwise modified from time to time in accordance with its provisions, including, without limitation, pursuant to this Amendment, the “Loan Agreement”);

WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of November 13, 2019 (as amended, supplemented and otherwise modified from time to time, the “SPA”), among WTG, as the purchaser, New US Borrower, Jason Breitbarth, Joe Koebel and Leyla Bly, as the sellers (collectively, the “Sellers”), and Jason Breitbarth, as the designated representative of the Sellers, the Sellers have agreed to sell and WTG has agreed to purchase all of the issued and outstanding shares of common stock of New US Borrower subject to the terms and conditions thereof (the “Acquisition”);

WHEREAS, the Existing Borrowers have advised Lender that WTG desires to finance the Acquisition with the proceeds of a certain term loan financing transaction with Muzinich BDC, Inc. (“Term Loan Lender”), and, accordingly, WTG, as the borrower, and Boonton, Microlab and certain other subsidiaries of WTG, as the guarantors, desire to enter into that certain Credit Agreement, dated as of February 7, 2020, pursuant to which Term Loan Lender may make one or more term loans in the aggregate amount not to exceed $20,000,000 secured by all or substantially all of the assets of the Existing Borrowers and such other subsidiaries (the “Term Loan Transaction”); and

WHEREAS, neither the Acquisition nor the Term Loan Transaction are permitted under the terms of the Loan Agreement and the Existing Borrowers therefore have requested that Lender consent to, and waive each provision of the Loan Agreement that may prohibit or be violated by, the consummation of the Acquisition and the Term Loan Transaction;

WHEREAS, the Existing Borrowers have requested that Lender agree, and Lender has agreed, to join the New Borrowers as Borrower parties to the Loan Agreement and to amend the Loan Agreement on the terms and subject to the conditions set forth herein; and

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WHEREAS, pursuant to Section 12.1.2 of the Loan Agreement, the amendments requested by the Borrowers must be contained in a written agreement signed by the Borrowers and Lender;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. CONFIRMATION BY THE BORROWERS OF OBLIGATIONS.

The Borrowers hereby acknowledge, confirm and agree that, as of February 7, 2020, the Borrowers are indebted to Lender for Revolver Loans in the aggregate outstanding principal amount of $2,187,360.66, the Term Loan (as defined in the Loan Agreement as in effect immediately prior to the Effective Date) in the aggregate outstanding principal amount of $304,000.00 (which amount shall be paid in full on the Effective Date (as hereinafter defined)) and Letters of Credit in the aggregate outstanding face amount of $0.00, together with interest accrued and accruing thereon. The foregoing amounts do not include other fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Loan Agreement. The Borrowers do not have any rights of offset, defenses, claims or counterclaims with respect to any of the Obligations.

SECTION 2. ACKNOWLEDGMENTS.

2.1 Acknowledgment of Security Interests. The Borrowers hereby acknowledge, confirm and agree that Lender, for the benefit of Secured Parties, has and shall continue to have valid, enforceable and perfected first priority Liens, subject to Permitted Liens, upon and security interests in the Collateral of the Borrowers heretofore granted to Lender, for the benefit of Secured Parties, pursuant to the Loan Documents or otherwise granted to or held by Lender, for the benefit of Secured Parties, and upon and in which Lender, for the benefit of Secured Parties, presently has perfected first priority Liens and security interests.

2.2 Binding Effect of Documents. Each Borrower hereby acknowledges, confirms and agrees that: (a) each of the Loan Documents to which it is a party has been duly executed and delivered, and each is in full force and effect as of the date hereof, (b) the agreements and obligations of each Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with their respective terms, and each Borrower has no valid defense to the enforcement of such obligations, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity, and (c) Lender is and shall be entitled to the rights, remedies and benefits provided for in the Loan Documents and Applicable Law.

SECTION 3. AMENDMENTS.

Effective as of the date hereof:

3.1 The Loan Agreement is hereby amended to delete the red and green stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the blue and green double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth on the pages of the Loan Agreement attached as Exhibit A hereto.

3.2 The Schedules to the Loan Agreement are hereby amended by deleting such Schedules in their entirety and substituting in lieu thereof the Schedules attached hereto.

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SECTION 4. WAIVER AND CONSENT.

Upon the satisfaction of the conditions set forth in Section 8 hereof, and notwithstanding anything to the contrary provided for in the Loan Agreement or any other Loan Document, specifically including, without limitation, Sections 10.2.5 and 10.2.10 of the Loan Agreement, Lender hereby consents to, and waives each provision of the Loan Agreement that may prohibit or be violated by, the consummation of the Acquisition and the Term Loan Transaction. The Borrowers hereby expressly agree and acknowledge that the granting of such consent by Lender is done as a one-time accommodation to the Borrowers and does not establish, create or constitute and shall not under any circumstances be construed as establishing, creating and constituting any course of dealing or course of conduct creating or giving rise to any duty on the part of Lender to grant any other consents or waivers with respect to any future and/or further departures from the terms and conditions of the Loan Agreement or any other Loan Document.

SECTION 5. JOINDER AND ASSUMPTION BY NEW BORROWERS.

5.1 Assumption of Obligations. Each of the New Borrowers hereby expressly (a) assumes and agrees to be directly liable to Lender, jointly and severally with the Existing Borrowers, for all Obligations under, contained in, or arising pursuant to the Loan Agreement and the other Loan Documents applicable to the Existing Borrowers, (b) agrees to perform, comply with and be bound by all terms, conditions and covenants of the Loan Agreement and the other Loan Documents applicable to the Existing Borrowers, with the same force and effect as if such New Borrower had originally executed and been an original Borrower party signatory to the Loan Agreement and the other Loan Documents, (c) is deemed to make and is, in all respects, bound by all representations and warranties made by the Existing Borrowers to Lender set forth in the Loan Agreement and the other Loan Documents, and (d) agrees that Lender shall have all rights, remedies and interests, including security interests in and to the Collateral granted pursuant to Section 5.2 hereof, the Loan Agreement and the other Loan Documents, with respect to such New Borrower and its properties and assets with the same force and effect as if such New Borrower had originally executed and had been an original Borrower party signatory to the Loan Agreement and the other Loan Documents.

5.2 Collateral of New Borrowers.

(a) Without limiting the provisions of Section 5.1 hereof, or of the Loan Agreement or any of the other Loan Documents, to secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, each of the New Borrowers hereby grants to Lender a continuing security interest in, lien in and to, right of setoff against and collateral assignment of all of the Collateral of such New Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each of the New Borrowers shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender’s security interest and shall cause its financial statements to reflect such security interest.

(b) Each of the New Borrowers hereby authorizes and, until such time as the Obligations are indefeasibly paid in full, in cash, shall continue to authorize Lender to file one or more financing or continuation statements, and amendments thereto (or similar documents required by any laws of any applicable jurisdiction), relating to all or any part of the Collateral without the signature of such New Borrower and hereby specifically ratifies all such actions previously taken by Lender. Such financing statements may describe the Collateral in the same manner as described in the Loan Agreement or may contain an indication or description of the Collateral that describes such property in any other manner as Lender may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Lien on the Collateral granted to Lender herein, including, without limitation, describing such property as “all assets” or “all personal property”, whether now owned or hereafter acquired.

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5.3 Eligibility of New Borrowers’ Assets. The Borrowers hereby acknowledge, confirm, and agree that, notwithstanding anything to the contrary contained in the Loan Agreement or any other Loan Document, the New Borrowers’ assets shall not be eligible for inclusion in the Borrowing Base until Lender shall have completed a field examination of the New Borrowers’ assets, the results of which shall be satisfactory to Lender in its sole discretion.

SECTION 6. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS UNDER THE UK FACILITY.

Notwithstanding anything to the contrary contained herein, and without in any way limiting the provisions of Section 5.3 hereof, the Borrowers hereby acknowledge, confirm, and agree that Lender shall not be required to fund any requested Loan or otherwise extend credit to New UK Borrower until each of the conditions set forth in Section 6.1 of the Loan Agreement shall have been satisfied.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS.

Each Borrower hereby represents, warrants and covenants with and to Lender as follows:

7.1 Representations in Loan Documents. Each of the representations and warranties made by or on behalf of such Borrower to Lender in any of the Loan Documents was true and correct in all material respects when made (except for those representations and warranties that are already qualified by concepts of materiality or by express thresholds, which representations and warranties shall be true and correct in all respects) and is true and correct in all material respects on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by or on behalf of such Borrower on the date hereof and in this Amendment (other than such representations and warranties that relate solely to a specific prior date).

7.2 Authorization.

(a) Such Borrower has the corporate or limited liability company power and authority to execute, deliver and perform this Amendment and to incur Obligations under the Loan Agreement.

(b) Such Borrower has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Amendment and to authorize the incurrence of Obligations under the Loan Agreement.

7.3 Binding Effect of Documents. This Amendment and the other Loan Documents have been duly executed and delivered to Lender by such Borrower and are in full force and effect, as modified hereby.

7.4 No Conflict, Etc. The execution, delivery and performance of this Amendment by such Borrower will not violate or cause a default under any Applicable Law or material contract of such Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues, other than Permitted Liens. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required to be obtained by the Obligors in connection with this Amendment, except consents, authorizations, filings, acts and notices which have been obtained, taken or made and are in full force and effect.

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7.5 No Default or Event of Default. No Default or Event of Default exists immediately prior to the execution of this Amendment and no Default or Event of Default will exist immediately after the execution of this Amendment and the other documents, instruments and agreements executed and delivered in connection herewith.

7.6 Additional Events of Default. Any misrepresentation by such Borrower, or any failure of such Borrower to comply with the covenants, conditions and agreements contained in any Loan Document, herein or in any other document, instrument or agreement at any time executed and/or delivered by such Borrower with, to or in favor of Lender shall, subject to the terms and provisions of the Loan Agreement and the other Loan Documents, constitute an Event of Default hereunder, under the Loan Agreement and the other Loan Documents.

7.7 Certificate of Beneficial Ownership.

(a) As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(b) Promptly following any request therefor, the Borrowers shall provide information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

SECTION 8. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

This Amendment shall become effective upon the date (the “Effective Date”) on which Lender shall have received:

(a) this Amendment, in form and substance satisfactory to Lender in its sole discretion, duly authorized, executed and delivered by Lender and each Obligor party hereto and thereto;

(b) a Guaranty, Pledge and Security Agreement, in form and substance satisfactory to Lender in its sole discretion, duly authorized, executed and delivered by Wireless Telecommunications Group, Ltd. and Lender;

(c) the amount of $304,295.54 in immediately available funds, the receipt of which shall constitute payment in full of the Term Loan (as defined in the Loan Agreement as in effect immediately prior to the Effective Date);

(d) satisfactory evidence that the Acquisition shall have been consummated in accordance with the terms and conditions of the SPA, and copies of the SPA and all related documents as executed and delivered by the parties thereto, together with all exhibits and schedules thereto, each in form and substance reasonably satisfactory to Lender and certified by a senior officer of the Borrower Agent to be true and correct as of the Effective Date;

(e) satisfactory evidence that the Term Loan Transaction shall have been consummated in accordance with the terms and conditions of the Term Loan Agreement and the other Term Loan Documents, and copies of the Term Loan Agreement, each Term Loan Document and all related documents as executed and delivered by the parties thereto, together with all exhibits and schedules thereto, each in form and substance reasonably satisfactory to Lender and certified by a senior officer of the Borrower Agent to be true and correct as of the Effective Date;

(f) a closing fee in the amount of $25,000, which fee shall be earned in full as of the Effective Date and shall be non-refundable;

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(g) acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, including, without limitation, a Trademark Security Agreement, in form and substance satisfactory to Lender in its sole discretion, duly authorized, executed and delivered by New US Borrower and Lender, as well as UCC and other Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral, except Permitted Liens;

(h) certificates, in form and substance satisfactory to Lender, from a knowledgeable senior officer of each Obligor certifying that, after giving effect to the transactions hereunder, (i) such Obligor is solvent; (ii) no Event of Default exists; (iii) the representations and warranties set forth in Section 9 of the Loan Agreement are true and correct in all material respects (except to the extent the representations and warranties relate to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date); and (iv) such Obligor has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(i) copies of Obligors’ organizational documents, certified by the Secretary of State or other appropriate official of Obligors’ jurisdiction of organization, and all resolutions authorizing the execution and delivery of this Amendment and the Guaranty, Pledge and Security Agreement referred to in clause (b) above, as applicable, and any other resolutions adopted with respect to the credit facility provided pursuant to the Loan Agreement and the other Loan Documents;

(j) good standing certificates for Obligors, issued by the Secretary of State or other appropriate official of Obligors’ jurisdiction of organization and each jurisdiction where Obligors’ conduct of business or ownership of Property necessitates qualification, as well as any necessary third party or governmental consents and/or Lien Waivers;

(k) copies of policies or certificates of insurance and insurance endorsements for the insurance policies carried by Obligors, all in compliance with the Loan Documents;

(l) all documentation and other information requested by Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act; and

(m) a Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

SECTION 9. POST-CLOSING OBLIGATIONS

9.1 Deliverables. Borrowers shall, within thirty (30) days after the Effective Date (or such later date as may be agreed by Lender in its sole discretion), deliver a Deposit Account Control Agreement with respect to each Deposit Account maintained by New US Borrower at an institution other than Lender.

9.2 Events of Default. The failure of Borrowers to satisfy the obligation set forth in Section 9.1 above within the period set forth therein shall constitute an Event of Default under the Loan Agreement.

SECTION 10. PROVISIONS OF GENERAL APPLICATION.

10.1 Effect of this Amendment. Except as modified pursuant hereto, and pursuant to the other documents, instruments and agreements executed and delivered in connection herewith, no other changes or modifications to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. Any Loan Document amended hereby shall be read and construed with this Amendment as one agreement. This Amendment is a Loan Document.

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10.2 Costs and Expenses. The Borrowers absolutely and unconditionally agree to pay to Lender, on demand by Lender at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by this Amendment are consummated: all reasonable fees and disbursements of any counsel to Lender in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements delivered in connection with the transactions contemplated hereby and all reasonable out-of-pocket expenses which shall at any time be incurred or sustained by Lender or its directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Amendment and any agreements prepared, negotiated, executed or delivered in connection with the transactions contemplated hereby.

10.3 No Third Party Beneficiaries. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.

10.4 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

10.5 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.6 Merger. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

10.7 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

10.8 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

10.9 Reviewed by Attorneys. Each Borrower represents and warrants to Lender that it (a) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (b) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and each document executed in connection herewith with, such attorneys and other persons as such Borrower may wish, and (c) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

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10.10 Governing Law; Consent to Jurisdiction and Venue.

(a) THIS AMENDMENT, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(b) EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY HERETO, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.3.1 OF THE LOAN AGREEMENT. Nothing herein shall limit the right of Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

10.11 Waivers. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY HERETO; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING LENDER MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. Each Borrower acknowledges that the foregoing waivers are a material inducement to Lender entering into this Amendment and that Lender are relying upon the foregoing in their dealings with the Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and knowingly and voluntarily has waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.

10.12 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

WIRELESS TELECOM GROUP, INC.,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

BOONTON ELECTRONICS CORPORATION,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

MICROLAB/FXR LLC,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

HOLZWORTH
INSTRUMENTATION INC.,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

COMMAGILITY LIMITED,
as a Borrower

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

BANK OF AMERICA, N.A. ,
as Lender

By:	/s/ Galina Evelson
Name:	Galina Evelson
Title:	Vice President

Acknowledged and Agreed:

WIRELESS TELECOMMUNICATIONS
GROUP, LTD., as a Guarantor

By:	/s/ Michael Kandell
Name:	Michael Kandell
Title:	Chief Financial Officer

EXHIBIT A

TO

AMENDMENT NO. 5

Conformed Copy of the Loan Agreement

EXHIBIT A TO AMENDMENT NO. 5

Execution Version
Conformed for Amendment No. 1,
Amendment No. 2, Amendment No. ~~3~~ 3,
Amendment No. 4 and Amendment No. ~~4~~5

LOAN AND SECURITY AGREEMENT

Dated as of February 16, 2017

as amended by Amendment No. 1, dated as of June 30, 2017,

Amendment No. 2, dated as of January 29, 2019,

Amendment No. 3, dated as of February 27, 2019,~~and~~

Amendment No. 4, dated as of November 8, 2019 and

Amendment No. 5, dated as of February 7, 2020

WIRELESS TELECOM GROUP, INC.,

BOONTON ~~ELECTRONIC~~ELECTRONICS CORPORATION,

~~and~~

MICROLAB/FXR LLC

(successor by merger to Microlab/FXR)

HOLZWORTH INSTRUMENTATION INC.

and

COMMAGILITY LIMITED

as Borrowers

and

BANK OF AMERICA, N.A.,

as Lender

TABLE OF CONTENTS

Page

Section 1.	DEFINITIONS; RULES OF CONSTRUCTION	1
1.1.	Definitions	1
1.2.	Accounting Terms	~~12~~16
1.3.	Uniform Commercial Code	~~12~~17
1.4.	Certain Matters of Construction	17
1.5.	Currency Equivalents.	17
Section 2.	CREDIT FACILITIES	~~12~~18
2.1.	Revolver Commitment.	~~12~~18
2.2.	~~Term Loan Commitment 13~~[Reserved]	19
2.3.	Letter of Credit Facility	~~13~~19
Section 3.	INTEREST, FEES AND CHARGES	~~14~~20
3.1.	Interest.	~~14~~20
3.2.	Fees.	~~15~~20
3.3.	Computation of Interest, Fees, Yield Protection	~~15~~21
3.4.	Reimbursement Obligations	~~16~~21
3.5.	Illegality	~~16~~21
3.6.	Inability to Determine Rates	~~16~~21
3.7.	Increased Costs; Capital Adequacy	~~16~~21
3.8.	Maximum Interest	~~17~~22
3.9.	LIBOR Replacement	22
Section 4.	LOAN ADMINISTRATION	~~17~~23
4.1.	Manner of Borrowing and Funding Revolver Loans	~~17~~23
4.2.	Effect of Termination	~~18~~24
4.3.	Borrower Agent	~~18~~24
4.4.	One Obligation	~~18~~24
Section 5.	PAYMENTS	~~18~~24
5.1.	General Payment Provisions	~~18~~24
5.2.	Repayment of Revolver Loans	~~18~~24
5.3.	~~Repayment of Term Loan 19~~[Reserved]	24
5.4.	Payment of Other Obligations	~~19~~24
5.5.	Marshaling; Payments Set Aside	~~19~~25
5.6.	Application of Payments; Dominion Account	~~19~~25
5.7.	Account Stated	~~19~~25
5.8.	Nature and Extent of Each Borrowers’ Liability.	~~20~~25
Section 6.	CONDITIONS PRECEDENT	~~21~~27
6.1.	Conditions Precedent to Initial ~~Loans 21~~Credit Extensions Under the UK Facility	27
6.2.	Conditions Precedent to All Credit Extensions	~~23~~27
Section 7.	COLLATERAL	~~23~~27
7.1.	Grant of Security Interest	~~23~~27
7.2.	Lien on Deposit Accounts; Cash Collateral	~~24~~28
7.3.	Reserved.	~~24~~28
7.4.	Other Collateral	~~24~~29
7.5.	Limitations	~~25~~29
7.6.	Further Assurances; Extent of Liens	~~25~~29
Section 8.	COLLATERAL ADMINISTRATION	~~25~~29
8.1.	Borrowing Base Reports	~~25~~29
8.2.	Accounts	~~25~~29
8.3.	Inventory	~~26~~30
8.4.	Equipment	~~26~~30

(i)

8.5.	Deposit Accounts	~~26~~31
8.6.	General Provisions	~~27~~31
8.7.	Power of Attorney	~~28~~32
Section 9.	REPRESENTATIONS AND WARRANTIES	~~28~~32
9.1.	General Representations and Warranties	~~28~~32
9.2.	Complete Disclosure	~~31~~37
Section 10.	COVENANTS AND CONTINUING AGREEMENTS	~~32~~37
10.1.	Affirmative Covenants	~~32~~37
10.2.	Negative Covenants	~~34~~40
10.3.	Financial ~~Covenants~~Covenant.	~~38~~44
10.4.	~~Post-Closing 38~~[Reserved]	44
Section 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT	~~38~~44
11.1.	Events of Default	~~38~~44
11.2.	Remedies upon Default	~~39~~46
11.3.	License	~~40~~47
11.4.	Setoff	~~40~~47
11.5.	Remedies Cumulative; No Waiver	~~40~~47
Section 12.	MISCELLANEOUS	~~41~~47
12.1.	Amendments and Waivers	~~41~~47
12.2.	Indemnity	~~41~~48
12.3.	Notices and Communications	~~41~~48
12.4.	Performance of Borrowers’ Obligations	~~42~~49
12.5.	Credit Inquiries	~~42~~49
12.6.	Severability	~~42~~49
12.7.	Cumulative Effect; Conflict of Terms	~~43~~49
12.8.	Counterparts	~~43~~49
12.9.	Entire Agreement	~~43~~49
12.10.	No Control; No Fiduciary Responsibility	~~43~~49
12.11.	Waiver of Confidentiality	~~43~~50
12.12.	Governing Law	~~43~~50
12.13.	Consent to Forum ~~43~~; EEA Bail-In	50
12.14.	Waivers by Borrowers	~~44~~51
12.15.	Patriot Act Notice	~~44~~51
12.16.	NO ORAL AGREEMENT	~~44~~51
12.17.	Acknowledgement Regarding Any Supported QFC	51

LIST OF SCHEDULES

Schedule 1.01	Washington Transaction
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Pension Plans
Schedule 10.2.2	Existing Liens
~~Schedule 10.2.14~~	~~Restrictive Agreements~~
Schedule 10.2.17	Existing Affiliate Transactions

(ii)

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of February 16, 2017, as amended by Amendment No. 1, dated as of June 30, 2017, Amendment No. 2, dated as of January 29, 2019, Amendment No. 3, dated as of February 27, 2019, ~~and~~ Amendment No. 4, dated as of November 8, 2019,and Amendment No. 5, dated as of February 7, 2020, among WIRELESS TELECOM GROUP, INC., a New Jersey corporation (“WTG”), BOONTON ~~ELECTRONIC~~ELECTRONICS CORPORATION, a New Jersey corporation, (“Boonton”), MICROLAB/FXR LLC, a New Jersey limited liability company and successor by merger to Microlab/FXR (“Microlab”), HOLZWORTH INSTRUMENTATION INC., a Colorado corporation (“Holzworth”), and COMMAGILITY LIMITED, a company incorporated in England and Wales with company number 05914025 (“Commagility” and, together with WTG ~~and~~, Boonton, Microlab and Holzworth, each a “Borrower” and collectively, the “Borrowers”) and BANK OF AMERICA, N.A., a national banking association (“Lender”).

R E C I T A L S:

Borrowers have requested that Lender provide a credit facility to Borrowers to finance a portion of the Acquisition Consideration for the Target Acquisition (as defined herein) and to provide financing for Borrowers’ working capital needs and general corporate purposes. Lender is willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

Section 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1. Definitions. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.

Account Debtor Approved Countries: the (a) United States, (b) Australia, (c) Canada, (d) any member state of the European Union as of April 30, 2004, (e) Hong Kong, (f) New Zealand, (g) Norway, (h) Singapore, (i) Switzerland and (j) the UK, in each case, together with any state or province or territory thereof (as applicable); provided, that Lender may, in its Permitted Discretion and as a condition to such jurisdiction remaining an Account Debtor Approved Country, require that the Borrowers provide local law security documentation in respect of Accounts of Account Debtors organized outside of the jurisdiction of organization of Borrowers to ensure that Lender has a duly perfected and enforceable Lien under the Applicable Law of such jurisdiction.

Acquired Business: the business of developing embedded hardware and software components for signal processing/RF modules, as conducted by ~~the Target~~Commagility immediately prior to giving effect to the Target Acquisition.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Acquisition Consideration: any cash or other property received by Sellers as consideration for the Target Acquisition.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Aggregate Excess Availability: the sum of (a) US Excess Availability, plus (b) UK Excess Availability.

Aggregate Liquidity: the sum of (a) US Excess Availability, plus (b) the sum of (i) UK Excess Availability, plus (ii) the amount of unrestricted cash and Cash Equivalents of all Foreign Subsidiaries; provided that, until the Liquidity Conditions shall have been satisfied, the amount calculated pursuant to this clause (b) shall be reduced by $1,000,000 but in no event shall such amount be less than $0.

Allocable Amount: as defined in Section 5.8.3(b).

Amendment No. ~~2~~5 Effective Date: ~~January 29, 2019.~~February 7, 2020.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including: (a)(i) the Patriot Act, (ii) the United States Foreign Corrupt Practices Act of 1977, as amended (iii) the U.K. Bribery Act, as amended and (b) any applicable international economic sanctions administered or enforced from time to time by (i) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State or (ii) the European Union.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person or matter in question, including statutory law, common law and equitable principles, as well as provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: the margin set forth below, as determined by the Fixed Charge Coverage Ratio as of the most recently ended Fiscal Quarter:

Level	Fixed Charge Coverage Ratio for most recently ended Fiscal Quarter	Applicable Margin for ~~Revolving~~Revolver Loans	~~Applicable Margin for Term Loans~~
I	Greater than or equal to 1.25 : 1.00	~~2.75~~2.00%	~~3.25%~~
II	Greater than or equal to 1.00 : 1.00, but less than 1.25 : 1.00	~~3.00~~2.25%	~~3.50%~~
III	Less than 1.00:1.00	~~3.25~~2.50%	~~3.75%~~

Until September 30, 2017, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease by Lender on the first day of ~~each of the Borrowers’ Fiscal Quarters~~the calendar month following Borrower Agent’s delivery of Borrowers’ quarterly financial statements pursuant to Section 10.1.2(b), based upon the Fixed Charge Coverage Ratio as of the most recently ended Fiscal Quarter. If Lender is unable to calculate the Fixed Charge Coverage Ratio for the most recently ended Fiscal Quarter due to Borrower Agent’s failure to deliver any financial statement when required hereunder, then, at the option of Lender, margins shall be determined as if Level III were applicable until the first day of the ~~Fiscal Quarter~~calendar month following its receipt.

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Availability: the ~~Borrowing Base minus Revolver Usage~~sum of (a) US Availability plus (b) UK Availability.

~~Average Daily Availability: shall mean, for any period of determination, the average daily Availability during such period of determination.~~

Bank Product: any of the following products, services or facilities extended to a Borrower by Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; and (c) commercial credit card and merchant card services.

Bank Product Debt: debt, obligations and other liabilities of Borrowers with respect to Bank Products.

Bank Product Reserve: the aggregate amount of reserves established by Lender from time to time in its Permitted Discretion in respect of Bank Product Debt.

Beneficial Ownership Certification: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Borrowed Money: with respect to any Obligor, without duplication, its (a) debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the ordinary course of business); or (iv) was issued or assumed as full or partial payment for Property; (b) capital leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any debt of the foregoing types owing by another Person.

Borrower Agent: ~~as defined in Section 4.3.~~with respect to the US Borrowers, the US Borrower Agent and with respect to UK Borrower, the UK Borrower Agent, as applicable.

Borrowing Base: ~~on any date of determination, an amount equal to the lesser of (a) the Revolver Commitment; or (b) the sum of (i) up to 85% of the amount of Borrowers’ domestic Eligible Accounts, plus (ii) the lesser of (x) $2,000,000 and (y) up to 85% of the amount of Borrowers’ Eligible Foreign Insured Accounts, plus (iii) up to 85% of Borrower’s Eligible Extended Term Accounts, plus (iv) up to the lesser of (A) 65% of the Value of Borrowers’ Eligible Inventory, not to exceed the lesser of (1) $2,500,000 and (2) 40% of the Borrowing Base as of the date of determination and (B) 85% of the NOLV of Borrowers’ Eligible Inventory, provided, that, the foregoing clauses (A) and (B) may be applied independently to raw materials and finished goods by Borrower, minus (v) Reserves.~~ (a) the US Borrowing Base, (b) the UK Borrowing Base or (c) the aggregate thereof, as the context may require.

Borrowing Base Report: a report of the Borrowing Base ~~by Borrowers,~~ in form and substance satisfactory to Lender.

Bronco Deferred Purchase Price Indebtedness: WTG’s obligation to pay deferred purchase price payments pursuant to the Bronco Share Purchase Agreement in an aggregate amount not to exceed $1,500,000 and not required to be paid in amounts greater than $750,000 per annum.

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Bronco Earn-Out Payments: the earn-out payments required to be paid to the Bronco Sellers under the Bronco Share Purchase Agreement.

Bronco Holdback Amount: as defined in the Bronco Share Purchase Agreement.

Bronco Sellers: collectively, Jason Breitbarth, Joe Koebel and Leyla Bly.

Bronco Seller Notes: the unsecured notes in an aggregate principal amount of $7,649,250 issued by WTG to the sellers pursuant to the Bronco Share Purchase Agreement.

Bronco Share Purchase Agreement: that certain Share Purchase Agreement, dated as of November 13, 2019, among WTG, Holzworth, Jason Breitbarth, Joe Koebel and Leyla Bly, and Jason Breitbarth as the designated representative of the sellers.

Bronco Transaction: the Acquisition of Holzworth Instrumentation Inc. pursuant to the Bronco Share Purchase Agreement and the other documents, agreements and instruments relating thereto.

Business Day: (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York or, with respect to UK Borrower, London, England, and (b) if such day relates to LIBOR, any such day on which dealings in dollar deposits are conducted in the London interbank market.

Capital Expenditures: as defined under GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Lender to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account maintained with Lender and subject to Lender~~'~~’s Liens.

Cash Collateralize: the delivery of cash to Lender, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any other Obligations (including Obligations arising under Bank Products), Lender~~'~~’s good faith estimate of the amount due or to become due. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the U.S. government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

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Change in Law: the occurrence, after the date of this Agreement, of (a) the adoption or taking effect of, or any change in, any law, rule, regulation or treaty, or (b) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority, provided that “Change in Law” shall include all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) and shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

Change of Control: (a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of thirty-five percent (35%) or more of the voting Equity Interests of WTG; (b) WTG ceases to own or control, beneficially and of record, directly or indirectly, 100% of all Equity Interests in Wireless Telecommunications Group, LTD (and its successor by merger after completion of the Target Acquisition), Boonton and Microlab; (c) a change in the majority of directors of any Borrower during any 24 month period, unless approved by the majority of directors serving at the beginning of such period; or (d) the sale or transfer of all or substantially all assets of any Borrower.

Collateral: ~~all Property described in Section 7.1, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.~~the US Collateral and the UK Collateral.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitment pursuant to Section 2.1.3; or (c) the date on which the Revolver Commitment is terminated pursuant to Section 11.2.

Commitments: the Revolver Commitment ~~and Term Loan Commitment~~.

Compliance Certificate: a certificate delivered by a knowledgeable officer of Borrower Agent certifying compliance with Section 10.3.

Contribution Notice: a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004 (U.K.).

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Lender executed by an institution maintaining a Deposit Account for an Obligor, to perfect Lender~~'~~’s Lien on such account.

Dilution Reserve: a reserve established from time to time by Lender, in its Permitted Discretion, in an amount less than or equal to the amount of Borrowers’ bad debt write-downs, discounts, returns, promotions, credits, credit memos and other cash reductions with respect to Accounts to the extent such amount exceeds 5% of the gross face amount of such Accounts, as determined from the most recent field examination conducted by Lender and calculated on a trailing twelve month basis.

~~Domestic Subsidiary: any Subsidiary that is organized under the Laws~~Dollars or $: the lawful money of the United States~~, any state thereof or the District of Columbia~~ of America.

Dominion Account: a special account established by Borrowers at Lender over which Lender has exclusive control for withdrawal purposes.

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~~Earn-Out Payments: the earn-out payments required to be paid to  Seller(s) under the Share Purchase Agreement.~~

EBITDA: ~~shall mean for any period with respect to Borrowers and their Domestic Subsidiaries on a consolidated basis, the sum of (without duplication): (a) net income (or loss) for such period; plus (b) all interest expense for such period; plus (c) all charges against income for such period for federal, state and local taxes; plus (d) depreciation expenses for such period; plus (e) amortization expenses for such period; plus (f) non-cash foreign exchange translations; plus (g) subject to clause (k) below, expenses incurred in connection with Permitted Acquisitions; plus (h) subject to clause (k) below, integration expenses incurred in connection with Permitted Acquisitions; plus (i) any non-cash adjustments (including non-cash purchase accounting adjustments), in each case as required or permitted by the application of GAAP (including purchase method of accounting for acquisitions and consolidations, changes in accounting for the amortization of goodwill and certain other intangibles and write downs of long-lived assets, provided, that, the foregoing clause (i) shall not apply to the write down or impairment of the value of Inventory or Accounts); plus (j) non-cash stock compensation expense; plus (k) merger and acquisition costs incurred in connection with Permitted Acquisitions; provided that the aggregate amount under clauses (g), (h) and (k) of this definition shall not exceed $400,000; plus (l) documented non-recurring expenses and restructuring costs, provided, that, the aggregate amount under clause (l) hereof shall not exceed $150,000 during the term of this Agreement.~~ for any period, for the Borrowers and their Subsidiaries on a consolidated basis, an amount equal to (a) net income determined in accordance with GAAP, plus (b) the sum of the following to the extent deducted in the calculation of net income: (i) interest expense; (ii) income taxes; (iii) depreciation; (iv) amortization; (v) non-cash foreign exchange translations; (vi) costs and expenses incurred in connection with the consummation of the Bronco Transaction and the making of the Term Loan on the Amendment No. 5 Effective Date, to the extent paid within ninety (90) days of the Amendment No. 5 Effective Date (or such longer period as Lender may approve); (vii) costs and expenses incurred in connection with the consummation of the Washington Transaction, to the extent paid within ninety (90) days of the closing date of the Washington Transaction (or such longer period as Lender may approve); (viii) non-cash compensation expenses related to the issuance of stock, stock options, stock appreciation rights or similar equity arrangements, (ix) integration expenses incurred in connection with the Bronco Transaction or the Washington Transaction in an amount not to exceed $100,000 in the aggregate; (x) one-time non-recurring or unusual reorganization expenses in an aggregate amount for any such period not to exceed $300,000; (xi) solely for the twelve (12) month period ending on December 31, 2019, pro forma savings actually anticipated as a result of cost reduction measures to be taken by the Borrower in the fiscal year commencing on January 1, 2020 (in conformity with the Borrower’s budget for such fiscal year as previously delivered to the Lender), not to exceed $1,000,000; and (xii) other non-recurring expenses of such Person reducing such net income which do not represent a cash item in such period or any future period, minus (c) the sum of the following to the extent included in the calculation of net income: (i) income tax credits of such Person; (ii) extraordinary gains determined in accordance with GAAP; and (iii) all non-recurring, non-cash items increasing net income.

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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Eligible Account: an Account owing to a Borrower that arises in the ordinary course of business from the sale of goods or rendition of services, and is deemed by Lender, in its Permitted Discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 50% or more of the Accounts owing by the Account Debtor (or its Affiliates) are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor (or its Affiliates), it exceeds (i) in the case of a US Borrower (A) for Verizon, 50%~~, (ii~~ of the aggregate Eligible Accounts, (B) for all other investment grade Account Debtors, 25% of the aggregate Eligible Accounts or (~~iii~~C) for all other Account Debtors, 15% of the aggregate Eligible Accounts, and (ii) in the case of UK Borrower, for Viavi Solutions, Inc., 25% of the aggregate Eligible Accounts (or, in each case, such higher percentage as Lender may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an insolvency or bankruptcy proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not solvent, or is subject to any ~~sanction~~Sanction or on any specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States ~~, unless the Account is supported by a letter of credit (delivered to and directly drawable by Lender) or credit insurance satisfactory in all respects to Lender; (h) it is owing by a governmental authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Lender in compliance with the federal Assignment of Claims Act (i) for any contract executed prior to the closing date, within two hundred seventy (270) days after the closing date or (ii) for any contract executed after the closing date, within ninety (90) days after the date such order form is executed~~ (in the case of Accounts of any US Borrower) or an Account Debtor Approved Country (in the case of Accounts of any UK Borrower); (h) it is owing by a Governmental Authority; (i) it is not subject to a duly perfected, first priority Lien in favor of Lender, or is subject to any other Lien; (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; ~~or~~ (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; or (p) it is not payable in Dollars (in the case of a US Borrower) or a Permitted Currency (in the case of UK Borrower). In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Extended Term Accounts: the Accounts of large national Account Debtors that Lender has approved in its Permitted Discretion and that (a) receive extended terms; (b) meet the requirements of an Eligible Account, except clause (a) of such definition; and (c) are not due or unpaid more than (i) one hundred twenty (120) days after the original invoice date or (ii) sixty (60) days after the original due date.

Eligible Government Account: an Account that meets the requirements of Eligible Accounts, except clause (h) of such definition, so long as (a) the Account Debtor is the United States or any department, agency or instrumentality thereof, and (b) if requested by Lender in its sole discretion, the Account shall have been assigned to Lender in compliance with the federal Assignment of Claims Act.

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Eligible Insured Foreign ~~Accounts~~Account: ~~Accounts~~an Account that ~~meet~~meets the requirements of Eligible Accounts, except clause (g) of such definition, to the extent that such ~~Account is credit insured (the insurance carrier, amount and terms of such insurance shall be reasonably acceptable to Lender, shall name Lender as beneficiary or loss payee, as applicable and shall be monitored by FTI).~~Accounts are covered by Satisfactory Credit Insurance.

Eligible Inventory: Inventory owned by a Borrower that Lender, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any ~~governmental authority~~Governmental Authority, has not been acquired from an entity subject to any ~~sanction~~Sanction or on any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any environmental law; (f) conforms with the covenants and representations herein; (g) is subject to Lender~~'~~’s duly perfected, first priority Lien, and no other Lien; (h) is within the continental United States, is not in transit except between locations of Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document; (j) is not subject to any License or other arrangement that restricts any Borrower~~'~~’s or Lender~~'~~’s right to dispose of such Inventory, unless Lender has received an appropriate Lien Waiver; (k) is located (i) on a premises containing Eligible Inventory with an aggregate Value of at least $50,000, (ii) if such Inventory is located on a leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, such lessor or such other Person has delivered a Lien Waiver or an appropriate Reserve has been established, provided, that, so long as Borrowers maintain Inventory with an aggregate Value of less than $60,000 at the Lambda Warehouse, no Lien Waiver shall be required for such location, or (iii) if such Inventory is located on a premises owned by Borrowers and such premises is subject to a mortgage, the mortgagee of such premises has delivered a mortgagee waiver in form and substance satisfactory to Lender.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

~~Excess Availability: the lesser of (a) the Commitments and (b) (i) the Borrowing Base minus (ii) all outstanding Loans and the Stated Amount of all outstanding Letters of Credit.~~

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Euro or €: the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

Excess Availability Trigger Period: (a) with respect to the US Borrowers, any period for which US Excess Availability is less than 20% of the ~~Commitments~~US Revolver Commitment Amount until such time that US Excess Availability is greater than or equal to 20% of the ~~Commitments~~US Revolver Commitment Amount for thirty (30) consecutive days, and (b) with respect to the UK Borrowers, any period for which UK Excess Availability is less than 20% of the UK Revolver Commitment Amount until such time that UK Excess Availability is greater than or equal to 20% of the UK Revolver Commitment Amount for thirty (30) consecutive days.

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Exchange Act: means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Excluded Property: (a) any disbursement deposit account the funds in which are used solely for the payment of salaries and wages, employee benefits, workers’ compensation and similar expenses, (b) any owned or leased Real Estate, (c) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is effected by retention of certificate of title to vehicles or trailers and/or appropriate evidence of the Lien being filed with the applicable jurisdiction’s department of motor vehicles or other ~~governmental authority~~Governmental Authority, unless reasonably requested by Lender, (d) any certificates, licenses and other authorizations issued by any ~~governmental authority~~Governmental Authority to the extent that ~~applicable law~~Applicable Law prohibits the granting of a security interest, (f) any property which is subject to a purchase money Lien pursuant to documents which prohibit a Borrower from granting any other Liens in such property, and (g) any non-material lease, license, contract or agreement to which any Borrower is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any ~~applicable law~~Applicable Law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such ~~applicable law~~Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other ~~applicable law~~Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (x) or (y) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Borrowers’ business associated therewith or attributable thereto.

FGI Monitoring: the monitoring of US Borrowers’ Eligible Insured Foreign Accounts by FGI Worldwide, LLC on terms satisfactory to Lender.

Financed Capital Expenditures: for any period, Capital Expenditures (a) financed with the proceeds of debt other than with proceeds of a ~~Revolving~~Revolver Loan; (b) made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; (c) representing the purchase price of Equipment that is purchased simultaneously with the trade in of existing Equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such Equipment for the Equipment being traded in at such time; and (d) representing the purchase of plant, property, or equipment to the extent financed with the proceeds of ~~Dispositions~~dispositions permitted hereunder.

Financial Support Direction: a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004 (U.K.).

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the Fiscal Year of Borrowers (as the context may require) and its Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined for Borrowers and their ~~Domestic~~ Subsidiaries on a consolidated basis for the most recent 12 month period then ended, of (a) EBITDA minus (i) Unfinanced Capital Expenditures, minus (ii) cash taxes paid, to (b) Fixed Charges.

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Fixed Charges: for any period of determination for Borrowers and their ~~Domestic~~ Subsidiaries on a consolidated basis, the sum of (a) interest expense (other than payment-in-kind), plus (b) regularly scheduled principal payments made on Borrowed Money, plus (c) Restricted Equity Payments made in cash during such period~~. Notwithstanding the foregoing, for purposes of calculating Fixed Charges for any period that includes a Fiscal Quarter (or a portion thereof) prior to the Closing Date, Fixed Charges shall be calculated on a pro-rated basis for the period from the Closing Date to the date of determination by dividing (x) the Fixed Charges by (y) the actual number of days in such period (z) multiplied by 365.~~, plus (d) Bronco Earn-Out Payments made in cash during such period.

Foreign Subsidiary: CommAgility and any other Subsidiary ~~of any Person that is not~~other than a Subsidiary organized ~~or incorporated in~~under the laws of the United States~~,~~ of America (excluding any ~~state or~~ territory thereof), any state thereof or the District of Columbia.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantor: ~~each~~Wireless Telecommunications Group, Limited and each other Person that guarantees payment or performance of Obligations.

Guarantor Payment: as defined in Section 5.8.3(b).

Hedging Agreement: a “swap agreement” as defined in U. S. Bankruptcy Code Section 101(53B)(A).

~~Holdback Amount: as defined in the Share Purchase Agreement.~~Intercreditor Agreement: that certain Intercreditor Agreement, dated as of the Amendment No. 5 Effective Date, between Lender and the Term Loan Lender.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower~~'~~’s business (but excluding Equipment).

Judgment Currency: as defined in Section 1.5.2.

Lambda Warehouse: the Lambda Antenas SL warehouse located at Calle Calabozos, 13, nave 3, 28108 Alcobendas, Madrid, Spain.

LC Application: an application by a US Borrower to Lender for issuance of a Letter of Credit, in form and substance satisfactory to Lender.

LC Conditions: upon issuance of the Letter of Credit: (a) each condition in Section 6 is satisfied; (b) after giving effect to any requested Letter of Credit, (i) total LC Obligations do not exceed the Letter of Credit Subline ~~and~~, (ii) US Revolver Usage does not exceed the US Borrowing Base, and (iii) Revolver Usage does not exceed the Borrowing Base; and (c) the purpose and form of the Letter of Credit are satisfactory to Lender in its Permitted Discretion.

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LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by a US Borrower or any other Person to Lender in connection with any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Borrowers for drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by a US Borrower in form satisfactory to Lender.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary ~~bankers~~banker’s acceptance or similar instrument issued by Lender for the account or benefit of a US Borrower.

Letter of Credit Subline: $500,000.

LIBOR: for each month, the per annum rate of interest (rounded up to the nearest 1/8th of 1% (provided that there shall be no rounding in connection with Loans made to UK Borrower) and in no event less than zero) determined by Lender at or about 11:00 a.m. (London time) as of the first day of such month for a one-month term equal to the London Interbank Offered Rate for a 30-day interest period, or comparable or successor rate approved by Lender, as published on the applicable Reuters screen page (or other commercially available source designated by Lender from time to time); provided, that any comparable or successor rate shall be applied by Lender, if administratively feasible, in a manner consistent with market practice. If such rate is not available at such time, then the rate will be determined by such alternate method as reasonably selected by Lender. If at any time LIBOR is less than zero, such rate shall be deemed to be zero.

LIBOR Screen Rate: the LIBOR quote on the applicable screen page ~~the~~ Lender designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Lender from time to time).

LIBOR Successor Rate: as defined in Section 3.9.

LIBOR Successor Rate Conforming Changes: means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of ~~the~~ Lender, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Lender determines in consultation with the Borrower Agent).

License: any license or agreement under which an Obligor is authorized to use intellectual property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Lien: a Person~~'~~’s interest in Property securing an obligation owed to, or a claim by, such Person, including any lien, security interest, pledge, hypothecation, assignment, trust, reservation, encroachment, easement, right-of-way, covenant, condition, restriction, lease, or other title exception or encumbrance.

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Lien Waiver: an agreement, in form and substance satisfactory to Lender, by which (a) a lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Lender to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Lender, and agrees to deliver the Collateral to Lender upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Lender~~'~~’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Lender upon request; and (d) for any Collateral subject to a licensor~~'~~’s intellectual property rights, the licensor grants to Lender the right, vis-à-vis such licensor, to enforce Lender~~'~~’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the intellectual property, whether or not a default exists under any applicable license.

Line Block: $1,500,000.

Liquidity Conditions: (a) the Bronco Seller Notes and Bronco Deferred Purchase Price Indebtedness shall have been paid in full and (b) the portion of EBITDA attributable to CommAgility shall have been positive for three consecutive Fiscal Quarters.

Loan: a Revolver Loan ~~or Term Loan~~.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Original Closing Date ~~(as defined in Section 6.1)~~ and on each anniversary of the Original Closing Date.

Local Time: (a) local time in London, England with respect to the receipt and sending of notices by and to, and the disbursement by or payment to, Lender in connection with the UK Revolver Commitment; and (b) in all other circumstances, local time in New York, New York.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or financial condition of Borrowers and their Subsidiaries, taken as a whole, on the value of any material Collateral taken as a whole, on the enforceability of any Loan Documents, or on the validity or priority of Lender~~'~~’s Liens on any Collateral; (b) impairs the ability of Borrowers to perform their obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Lender to enforce or collect any Obligations or to realize upon any Collateral.

NOLV: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation and/or foreclosure expenses, as determined from the most recent appraisal of Borrowers’ Inventory, performed by an appraiser and on terms satisfactory to Lender.

Notice of Borrowing: a request by Borrower Agent for a Borrowing of Revolver Loans, in form satisfactory to Lender.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of ~~Borrower~~Borrowers with respect to Letters of Credit (c) interest, expenses, fees, costs, indemnification obligations and other amounts payable by Borrowers under the Loan Documents, (d) Bank Product Debt, and (e) other debts, obligations and liabilities of any kind owing by Borrowers to Lender or any of its Affiliates, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any insolvency or bankruptcy proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

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Obligor: each Borrower, Guarantor, or any other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Lender on its assets to secure any Obligations.

Original Closing Date: February 16, 2017.

Other Agreement: each LC Document, Lien Waiver, Borrowing Base Report, Compliance Certificate, Intercreditor Agreement, financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Lender in connection with any transactions relating hereto.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to Borrowers, including those constituting proceeds of any Collateral.

Pensions Regulator: the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (U.K.).

Permitted Acquisition: any Acquisition as long as (a) the Restricted Payment Conditions are satisfied as of the date of such Acquisition; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful and engaged in the same business of Borrowers and their respective Subsidiaries, is located or organized within the United States, and had positive EBITDA for the 12 month period most recently ended; (d) except as permitted hereunder, no Borrowed Money or Liens are incurred, assumed or result from the Acquisition; (e) Borrower Agent delivers to Lender, at least 10 Business Days prior to the Acquisition, copies of all material agreements relating thereto and a permitted acquisition certificate, in form and substance satisfactory to Lender, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements; (f) the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, all deferred purchase price payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions) of any individual acquisition does not exceed $1,000,000 and of all such acquisitions do not exceed $3,000,000 in the aggregate throughout the term of this Agreement; and (g) concurrently with the consummation of such Acquisition, Borrower complies, or causes any Subsidiary formed or acquired in such Acquisition to comply, with Section 10.1.10.

Permitted Currency: means (a) with respect to the US Borrowers, Dollars and (b) with respect to UK Borrower, Dollars, Sterling and Euros.

Permitted Discretion: a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and their ~~Domestic~~ Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $500,000 at any time and its incurrence does not violate Section 10.2.3.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, ~~governmental authority~~Governmental Authority or other entity.

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Priority Payables: as to any UK Borrower, amounts which are due or may become due to any Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (a) government royalties or pension fund obligations, (b) unemployment insurance, unpaid wages, severance pay or termination pay owing to employees, (c) goods and services taxes, sales taxes, employee income taxes and other taxes payable or to be remitted or withheld, (d) workers’ compensation, (e) vacation pay, (f) claims for unremitted and/or accelerated rents, (g) wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, receiver or similar official, (h) pension liabilities, (i) claims of unsecured creditors and (j) other like charges and demands, in each case, to the extent any Governmental Authority or other Person is permitted to claim a security interest, lien, trust or other claim ranking or capable of ranking senior in priority to or pari passu with one or more of the Liens granted in the Loan Documents or such security interest, lien, trust or other claim arises under Applicable Law.

Priority Payables Reserve: as of any date of determination, the amount of Reserves that Lender has determined is necessary or appropriate to establish in its Permitted Discretion in respect of Priority Payables then outstanding.

Properly Contested: in the case of any Borrowed Money, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Borrowed Money, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Borrowed Money or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Borrowed Money or Taxes unless such Lien (x) does not attach to any Accounts or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of ~~the~~ Lender (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such debt and constituting a capital lease or a purchase money security interest under the UCC.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver; and (c) such other reserves with respect to rent and other amounts or the Borrowing Base as Lender may establish in its Permitted Discretion owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral.

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Reserves: collectively, (a) the Bank Product Reserve and (b) the Dilution Reserve, (c) Rent and Charges Reserve; (d) the Priority Payables Reserve; and (~~d~~e) such other reserves against the Collateral or the Borrowing Base as Lender may establish in its Permitted Discretion.

Restricted Equity Payments: means distributions, dividends or stock buy-backs made in respect of the Equity Interest or other ownership interests of Borrowers permitted under Section 10.2.4.

Restricted Equity Payment Conditions: to the extent this Agreement or a Loan Document requires that a Restricted Equity Payment comply with the Restricted Equity Payment Conditions, such payment shall be subject to the following conditions: prior to and after giving effect to such payment (a) no Default or Event of Default exists or is caused thereby; (b) upon giving pro forma effect to such payment, (i) average Aggregate Excess Availability for the 60 days prior to such Restricted Equity Payment and (ii) Aggregate Excess Availability immediately after giving effect to such Restricted Equity Payment, is not less than ~~50~~40% of the ~~Commitments~~Revolver Commitment Amount, and (c) after giving effect to such payment on a pro forma basis, the Fixed Charge Coverage Ratio is equal to or greater than 1.25 to 1.0.

Restricted Payment Conditions: Prior to and after giving effect to such payment (a “Restricted Payment”) (a) no Default or Event of Default exists or is caused thereby; (b) upon giving pro forma effect to such payment, (i) average Aggregate Excess Availability for the ~~60~~30 days prior to such Restricted Payment, and (ii) Aggregate Excess Availability immediately after giving effect to such Restricted Payment, is not less than ~~25~~20% of the ~~Commitments~~Revolver Commitment Amount, and (c) after giving effect to such payment on a pro forma basis, the Fixed Charge Coverage Ratio is equal to or greater than 1.0 to 1.0. For the avoidance of doubt, with respect to any Acquisition, satisfaction of the Restricted Payment Conditions shall be a condition to the making of any earn-out payment or deferred purchase price payment after the closing of such Acquisition.

Revolver Commitment~~: Lender's obligation to make Revolver Loans and to issue Letters of Credit in an aggregate amount up to the~~ Amount: (a) the US Revolver Commitment Amount~~.~~, (b) the UK Revolver Commitment Amount or (c) the aggregate thereof, as the context may require.

~~Revolver Commitment Amount: means $9,000,000.~~

Revolver Loan: a loan made pursuant to Section 2.1.

Revolver Termination Date: March 31, ~~2020.~~2023.

Revolver Usage: ~~the aggregate amount of outstanding Revolver Loans, plus the aggregate Stated Amount of outstanding Letters of Credit and other LC Obligations~~(a) the US Revolver Usage, (b) the UK Revolver Usage or (c) the aggregate thereof, as the context may require.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by Borrowers under a License.

Sanction: any sanction administered or enforced by the U.S. Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury, Government of Canada or other sanctions authority

Satisfactory Credit Insurance: credit insurance which is in all respects satisfactory to Lender.

Scheduled Unavailability Date: as defined in Section 3.9.

Secured Party or Secured Parties: Lender and any of Lender’s Affiliates that are providers of Bank Products.

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Security Documents: the Guaranties, Deposit Account Control Agreements, the UK Security Documents and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Sellers: collectively, Edward De Salis Young, Simon Pack, Paul Moakes, and Martin Hollingshead.

Share Cap: 19.9% of the total number of shares of WTG Stock issued and outstanding immediately prior to the Amendment No. 5 Effective Date.

Share Purchase Agreement: that certain Share Purchase Agreement relating to the sale and purchase of shares in ~~Target~~Commagility among Wireless Telecommunications Group, LTD, WTG and the Sellers, dated on or about February 17, 2017.

Shares: the Equity Interests acquired by Wireless Telecommunications Group, LTD in connection with the Target Acquisition.

Spot Rate: the exchange rate, as determined by Lender, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Lender) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Lender’s principal foreign exchange trading office for the first currency.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance (whether or not then in effect) provided by the Letter of Credit or related LC Documents.

Sterling or £: the lawful currency of the United Kingdom.

Subordinated Debt: unsecured debt incurred by Borrowers that is expressly subordinate and junior in right of payment to the indefeasible full payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Lender.

Subsidiary or Subsidiaries: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower (including indirect ownership through other entities in which the Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).

~~Target: CommAgility Limited, a private limited company incorporated in England and Wales with registration number 05914025 and whose registered office is located at Charnwood Building, Holywell Park, Ashby Road, Loughborough, Leicestershire LE11 3AQ.~~

Target Acquisition: The acquisition of ~~Target~~Commagility by Wireless Telecommunications Group, LTD pursuant to the Share Purchase Agreement.

Term Loan~~: a loan made pursuant to Section 2.2.~~ Agreement: that certain Credit Agreement, dated as of the Amendment No. 5 Effective Date, between WTG, as the borrower, certain Subsidiaries of WTG, as guarantors, and the Term Loan Lender.

Term Loan ~~Commitment: Lender's obligation to make a Term Loan in an amount up to $760,000.~~

~~Term Loan Maturity Date: March 31, 2020.~~Documents: the “Loan Documents” as defined in the Term Loan Agreement.

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Term Loan Lender: Muzinich BDC, Inc.

Term Loan: the “Loan”, as defined in the Term Loan Agreement.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK: the United Kingdom of Great Britain and Northern Ireland.

UK Allocated Amount: a portion of the Line Block designated by Lender in its Permitted Discretion; provided that (i) the sum of (x) the UK Allocated Amount plus (y) the US Allocated Amount shall at all times equal the Line Block and (ii) at all times prior to the UK Facility Closing Date, the UK Allocated Amount shall equal $0.

UK Availability: the UK Borrowing Base minus UK Revolver Usage; provided that at all times prior to the UK Facility Closing Date, UK Availability shall equal $0.

UK Borrower: individually and collectively, Commagility and each other Borrower from time to time which is incorporated in England and Wales.

UK Borrower Agent: as defined in Section 4.3.

UK Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the UK Revolver Commitment Amount minus the UK Allocated Amount; or (b) the sum of (i) up to 85% of the amount of UK Borrower’s Eligible Accounts, minus (ii) Reserves. For the avoidance of doubt, the US Borrower’s Eligible Accounts and Eligible Inventory shall not be included in the UK Borrowing Base.

UK Collateral: all Property of a UK Obligor described in any Security Documents and all other Property of a UK Obligor that now or hereafter secures (or is intended to secure) any Obligations.

UK Debenture: an English law, all-asset guarantee and debenture, in form and substance reasonably acceptable to Lender, executed by the UK Obligors in favor of Lender.

UK Excess Availability: (i) the UK Borrowing Base minus (ii) UK Revolver Usage.

UK Facility: the Loans and other financial accommodations provided by Lender to the UK Borrower pursuant to this Agreement and the other Loan Documents.

UK Facility Closing Date: as defined in Section 6.1.

UK Obligor: each Obligor incorporated in England and Wales.

UK Revolver Commitment: Lender’s obligation to make Revolver Loans to UK Borrower in an aggregate amount up to the UK Revolver Commitment Amount.

UK Revolver Commitment Amount: $5,000,000.

UK Revolver Usage: the aggregate amount of outstanding Revolver Loans made to UK Borrower.

UK Security Documents: the UK Debenture, the UK Share Mortgage and each other security agreement governed by English law now or hereafter securing (or given with the intent to secure) any Obligations.

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UK Share Mortgage: an English law share mortgage in relation to the entire issued share capital of Wireless Telecommunications Group, Ltd., in form and substance reasonably acceptable to Lender, executed by WTG in favor of Lender.

Unfinanced Capital Expenditures: all Capital Expenditures other than Financed Capital Expenditures.

Unused Line Fee Rate: a per annum rate equal to ~~0.50~~0.25%.

US or U.S.: the United States of America.

US Allocated Amount: a portion of the Line Block designated by Lender in its Permitted Discretion; provided that the sum of (x) the US Allocated Amount plus (y) the UK Allocated Amount shall at all times equal the Line Block.

US Availability: the US Borrowing Base minus US Revolver Usage.

US Borrower: individually and collectively, WTG, Boonton, Microlab and each other Borrower from time to time which is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

US Borrower Agent: as defined in Section 4.3.

US Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the US Revolver Commitment Amount minus the US Allocated Amount; or (b) the sum of (i) up to 85% of the amount of US Borrowers’ domestic Eligible Accounts which are not covered by Satisfactory Credit Insurance, plus (ii) up to 90% of the amount of US Borrowers’ domestic Eligible Accounts which are covered by Satisfactory Credit Insurance, plus (iii) the lesser of (x) $2,000,000 and (y) the sum of (A) up to 90% of the amount of US Borrowers’ Eligible Insured Foreign Accounts which are subject to FGI Monitoring and (B) up to 80% of the amount of US Borrowers’ Eligible Insured Foreign Accounts which are not subject to FGI Monitoring, plus (iv) up to 85% of US Borrowers’ Eligible Extended Term Accounts, plus (v) the lesser of (x) $500,000 and (y) up to 85% of the amount of US Borrowers’ Eligible Government Accounts, plus (vi) up to the lesser of (A) 65% of the Value of US Borrowers’ Eligible Inventory, not to exceed the lesser of (1) $2,500,000 and (2) 40% of the US Borrowing Base as of the date of determination and (B) 85% of the NOLV of US Borrowers’ Eligible Inventory, provided, that, the foregoing clauses (A) and (B) may be applied independently to raw materials and finished goods by US Borrowers, minus (vii) Reserves.

US Collateral: all Property described in Section 7.1, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

US Excess Availability: (i) the US Borrowing Base minus (ii) US Revolver Usage.

US Facility: the Loans and other financial accommodations provided by Lender to the US Borrower pursuant to this Agreement and the other Loan Documents.

US Revolver Commitment: Lender’s obligation to make Revolver Loans and to issue Letters of Credit to US Borrowers in an aggregate amount up to the US Revolver Commitment Amount.

US Revolver Commitment Amount: $9,000,000.

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US Revolver Usage: the aggregate amount of outstanding Revolver Loans made to US Borrowers, plus the aggregate Stated Amount of outstanding Letters of Credit issued on behalf of US Borrowers and other LC Obligations owing by US Borrowers.

Value: with respect to Inventory, its value determined on the basis of the cost, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates.

Washington Transaction: as defined on Schedule 1.01.

Washington Transaction Documents: collectively, (a) the purchase and sale agreement in respect of the Washington Transaction and (b) all other documents, agreements and instruments relating to the Washington Transaction, in each case, including all schedules and exhibits thereto.

Willtek: WLI Wireless Instruments GmbH.

WTG Stock: the common stock, $.01 par value, of WTG.

1.2. Accounting Terms. Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with generally accepted accounting principles in the U.S. (“GAAP”) applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Lender before the Original Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Lender, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Lender to take into account the effects of the change. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the 2015 audited financial statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.3. Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4. Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; or (f) discretion of Lender mean the sole and absolute discretion of Lender exercised at any time. All determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Lender (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

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1.5. Currency Equivalents.

1.5.1. Calculations. All references in the Loan Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by Lender on a daily basis, based on the current Spot Rate. Borrowers shall report Value and other Borrowing Base components to Lender in the currency invoiced by Borrowers (for Accounts) or shown in Borrowers’ financial records (for all other assets), and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if an Obligation is funded or expressly denominated in a currency other than Dollars, Borrowers shall repay such Obligation in such other currency.

1.5.2. Judgments. If, in connection with obtaining judgment in any court, it is necessary to convert a sum from a Permitted Currency into another currency, the Spot Rate shall be used as the rate of exchange. Notwithstanding any judgment in a currency (“Judgment Currency”) other than a Permitted Currency, a Borrower shall discharge its obligation in respect of any sum due under a Loan Document only if, on the Business Day following receipt by Lender of payment in the Judgment Currency, Lender can use the amount paid to purchase the sum originally due in the a Permitted Currency. If the purchased amount is less than the sum originally due, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Lender against such loss. If the purchased amount is greater than the sum originally due, Lender shall return the excess amount to such Borrower (or to the Person legally entitled thereto).

Section 2. CREDIT FACILITIES

2.1. Revolver Commitment.

~~2.1.1. Revolver Loans~~

2.1.1. ~~(a)~~ Revolver Loans.

(a) Revolver Loans. Lender agrees, on the terms set forth herein, to make Revolver Loans in Permitted Currencies to Borrowers in an aggregate amount up to the Revolver Commitment Amount~~,~~ from time to time through the Commitment Termination Date. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lender have any obligation to honor (i) a request for a Revolver Loan ~~if~~to be made to any Borrower if the aggregate Revolver Usage at such time plus the requested ~~Loan would exceed the~~Revolver Loan would exceed the aggregate Borrowing Base, (ii) a request for a Revolver Loan to be made to US Borrower if US Revolver Usage at such time plus the requested Revolver Loan would exceed the US Borrowing Base, or (iii) a request for a Revolver Loan to be made to UK Borrower if UK Revolver Usage at such time plus the requested Revolver Loan would exceed the UK Borrowing Base.

(b) Sublimits for Revolver Loans. (i) Eligible Accounts of a single Account Debtor, when aggregated with other Accounts owing by the Account Debtor (or its Affiliates), shall not exceed~~, at any time,~~ (A) in the case of US Borrowers (x) for Verizon, ~~up to fifty percent (50%), (B~~50% of the aggregate Eligible Accounts, (y) for all other investment grade Account Debtors, ~~up to twenty five percent (25%) and (C~~25% of the aggregate Eligible Accounts or (z) for all other Account Debtors, ~~fifteen percent (15%) of the Borrowing Base; (ii) the aggregate~~15% of the aggregate Eligible Accounts, and (B) in the case of UK Borrower, for Viavi Solutions, Inc., 25% of the aggregate Eligible Accounts (or, in each case, such higher percentage as Lender may establish for the Account Debtor from time to time); (ii) the Revolver Usage against Eligible Inventory shall not exceed, at any time, forty percent (40%) of the Borrowing Base; and (iii) the aggregate ~~amount~~ Revolver Usage against Eligible Extended Term Receivables shall not exceed, at any time, $500,000.

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2.1.2. Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing debt or credit facilities; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; (d) to partially finance the Acquisition Consideration; and (e) for other lawful corporate purposes of Borrowers, including working capital. Borrowers shall not, directly or indirectly, use any Letter of Credit or Revolver Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Revolver Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any country, territory or jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Revolver Loan, is the subject of any Sanction; (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction).

2.1.3. Voluntary Reduction or Termination of Revolver Commitment. The Revolver Commitment shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least fifteen (15) days prior written notice to Lender at any time, Borrowers may terminate the Revolver Commitment and this credit facility. Any notice of termination given by Borrowers shall be irrevocable. On the Commitment Termination Date, Borrowers shall make full payment of all Obligations.

2.1.4. Overadvances. If at any time (i) the aggregate Revolver Usage exceeds the aggregate Borrowing Base ~~(~~, (ii) US Revolver Usage exceeds the US Borrowing Base or (iii) UK Revolver Usage exceeds the UK Borrowing Base (each, an “Overadvance”) ~~at any time~~, such excess shall be payable by Borrowers on demand by Lender, but all Revolver Usage (including the excess amount) shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. No funding or sufferance of an Overadvance by Lender shall constitute a waiver of the Event of Default (as defined in Section 11) caused thereby.

2.2. ~~Term Loan Commitment~~[Reserved]. ~~Lender agrees, on the terms set forth herein, to make a Term Loan to Borrowers in an amount up to the Term Loan Commitment. The Term Loan shall be funded by Lender on the Closing Date and the Term Loan Commitment shall expire upon funding.~~

2.3. Letter of Credit Facility.

2.3.1. Issuance of Letters of Credit. Lender agrees to issue Letters of Credit to US Borrowers from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) US Borrowers ~~acknowledges~~acknowledge that Lender~~'~~’s willingness to issue any Letter of Credit is conditioned upon its receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Lender may customarily require for issuance of a letter of credit of similar type and amount. Lender shall have no obligation to issue any Letter of Credit unless (i) it receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied.

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(b) Letters of Credit may be requested by a US Borrower to support obligations incurred in the ordinary course of business, or as otherwise approved by Lender. Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Lender may require a new LC Application in its discretion.

(c) US Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, Lender shall not be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a US Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Lender. Lender shall not be liable to US Borrowers or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Documents except as a result of its gross negligence or willful misconduct. Lender shall be fully subrogated to the rights and remedies of each beneficiary whose claims against a US Borrower are discharged with proceeds of any Letter of Credit.

(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Lender shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Lender, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.

2.3.2. Reimbursement. If Lender honors any request for payment under a Letter of Credit, US Borrowers shall pay to Lender, on the same day (“Reimbursement Date”), the amount paid under such Letter of Credit, together with interest at the interest rate for Revolver Loans from the Reimbursement Date until payment by US Borrowers. The obligation of US Borrowers to reimburse Lender for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that ~~Borrower~~US Borrowers may have at any time against the beneficiary. Whether or not US Borrowers submit a Notice of Borrowing, US Borrowers shall be deemed to have requested a Borrowing of Revolver Loans in an amount necessary to pay all amounts due on any Reimbursement Date.

2.3.3. Cash Collateral. If at any time (a) an Event of Default exists, (b) the Commitment Termination Date has occurred, or (c) the Revolver Termination Date is scheduled to occur within 20 Business Days, then US Borrowers shall, at Lender~~'~~’s request, Cash Collateralize all outstanding Letters of Credit. If US Borrowers fail to provide any Cash Collateral as required hereunder, Lender may advance, as Revolver Loans, the amount of Cash Collateral required.

Section 3. INTEREST, FEES AND CHARGES

3.1. Interest.

3.1.1. Rates and Payment of Interest.

(a) The Obligations shall bear interest at LIBOR in effect from time to time, plus the Applicable Margin.

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(b) During any Event of Default, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Borrowers acknowledge that the cost and expense to Lender due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2. Interest Rate Not Ascertainable. If, due to any circumstance affecting the London interbank market, Lender determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date then Lender shall immediately notify Borrower Agent of such determination. Until Lender notifies Borrower Agent that such circumstance no longer exists, the obligation of Lender to make Loans based upon LIBOR shall be suspended and no further Loans may be requested, made or continued based upon LIBOR.

3.2. Fees.

Unused Line Fee. Borrowers shall pay to Lender a fee equal to (a) the Unused Line Fee Rate times the amount by which the US Revolver Commitment Amount exceeds the average daily US Revolver Usage during any month, plus (b) the Unused Line Fee Rate times the amount by which the UK Revolver Commitment Amount exceeds the average daily UK Revolver Usage during any month. Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2. ~~Early Termination Fee. Concurrently with the termination of the Revolver Commitment prior to the Revolver Termination Date, for whatever reason (including termination by Lender after the occurrence of an Event of Default), Borrowers shall pay to Lender as liquidated damages for loss of bargain (and not as a penalty), an amount equal to (i) 2.0% of the Commitments if the termination occurs after the date of this Agreement but before the first anniversary of this Agreement; (ii) 1.0% of the Commitments if the termination occurs on or after the first anniversary of this Agreement but before the second anniversary of this Agreement; and (iii) 0% of the Commitments if the termination occurs on or at any time after the second anniversary of this Agreement.~~ [Reserved].

3.2.3. ~~Closing Fee. On the Closing Date, Borrowers shall pay to Lender a closing fee of $97,600.~~[Reserved].

3.2.4. Administrative Fee. On the Original Closing Date and on each anniversary thereof, Borrowers shall pay to Lender an administrative fee of $10,000.

3.2.5. LC Facility Fees. Borrowers shall pay to Lender (a) a fee equal to the Applicable Margin in effect for Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

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3.3. Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days (or, in the case of Sterling, 365 days). All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, or 3.7 submitted to Borrower Agent shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to Lender within 10 days following receipt of the certificate.

3.4. Reimbursement Obligations. Borrowers shall pay all fees, costs, expenses or advances Lender may incur during an Event of Default promptly upon request. Borrowers shall also reimburse Lender for all legal, accounting, appraisal, consulting, and other fees and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Lender~~'~~’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) each examination or appraisal with respect to Borrowers or any Collateral, whether by Lender~~'~~’s personnel or a third party. All amounts payable by Borrowers under this Section shall be due on demand.

3.5. Illegality. If Lender determines that any ~~applicable law~~Applicable Law has made it unlawful, or that any ~~governmental authority~~Governmental Authority has asserted that it is unlawful, for Lender to make, maintain or fund Loans, or to determine or charge interest rates based upon LIBOR, or any ~~governmental authority~~Governmental Authority has imposed material restrictions on the authority of Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by Lender to Borrower Agent, any obligation of Lender to make or continue Loans based upon LIBOR shall be suspended until Lender notifies Borrower Agent that the circumstances giving rise to such determination no longer exist.

3.6. Inability to Determine Rates. Lender will promptly notify Borrower Agent if, in connection with any Loan or request for a Loan, Lender determines for any reason that (a) dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan; (b) adequate and reasonable means do not exist for determining LIBOR; or (c) LIBOR does not adequately and fairly reflect the cost to Lender of funding the Loan based upon LIBOR. Thereafter, Lender~~'~~’s obligation to make or maintain affected Loans based upon LIBOR shall be suspended until Lender withdraws the notice.

3.7. Increased Costs; Capital Adequacy.

3.7.1. Increased Costs Generally. If any Change in Law shall:

(a) impose modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender (except any reserve requirement reflected in calculating LIBOR);

(b) subject Lender to any taxes with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on Lender or any interbank market any other condition, cost or expense affecting any Loan, Letter of Credit, Commitment or Loan Document;

and the result thereof shall be to increase the cost to Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue a Letter of Credit), or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request by Lender, Borrowers will pay to Lender such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate Lender for any increased costs suffered more than six (6) months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that ~~the~~ Lender notifies the Borrowers of the applicable Change in Law and of Lender’s intention to claim compensation therefor.

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3.7.2. Capital Requirements. If Lender determines that a Change in Law affecting Lender or its holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on Lender~~'~~’s or such holding company~~'~~’s capital as a consequence of this Agreement, Commitments, Loans or Letters of Credit to a level below that which Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

~~“Change in Law” means the occurrence, after the date of this Agreement, of (a) the adoption or taking effect of, or any change in, any law, rule, regulation or treaty, or (b) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any governmental authority, provided that “Change in Law” shall include all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) and shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.~~

3.8. Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by ~~applicable law~~Applicable Law (“maximum rate”). If Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Lender exceeds the maximum rate, Lender may (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.9. LIBOR Replacement. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if ~~the~~ Lender determines (which determination shall be conclusive absent manifest error), or the Borrower Agent notifies Lender that the Borrower Agent has determined, that:

(i)	adequate and reasonable means do not exist for ascertaining LIBOR because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary, or

(ii)	the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over ~~the~~ Lender has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or

(iii)	syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR,

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then, reasonably promptly after such determination by Lender or receipt by Lender of such notice, as applicable, Lender and the Borrowers may amend the Loan Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Lender will promptly so notify the Borrower Agent. Thereafter, the obligation of Lender to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans). Upon receipt of such notice, the Borrower Agent may revoke any pending request for a borrowing of LIBOR Loans (to the extent of the affected LIBOR Loans).

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

Section 4. LOAN ADMINISTRATION

4.1. Manner of Borrowing and Funding Revolver Loans.

4.1.1. Notice of Borrowing.

(a) Whenever Borrowers desire funding of a Revolver Loan, Borrower Agent shall give Lender a Notice of Borrowing. Such notice must be received by Lender by 11:00 a.m. Local Time on the requested funding date for the Loan. Notices received after such time shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, ~~and~~ (B) the requested funding date (which must be a Business Day), and (C) in the case of UK Borrower, the requested currency (which must be a Permitted Currency).

(b) Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees, costs, expenses or other charges, including LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for a Revolver Loan on the due date in the amount due and the Loan proceeds shall be disbursed as direct payment of such Obligation. In addition, Lender may, at its option, charge such amount against any operating, investment or other account of Borrowers maintained with Lender or any of its Affiliates.

(c) Presentation for payment of any Payment Item in any disbursement account of Borrowers maintained with Lender when there are insufficient funds to cover it shall be deemed to be a request for a Revolver Loan on the presentation date, in the amount of the Payment Item. Proceeds of the Loan may be disbursed directly to the account.

4.1.2. Notices. Borrowers, through the Borrower Agent, may request and transfer funds based on ~~telephonic or~~ e-mailed instructions to Lender. Borrower Agent shall confirm each such request by prompt delivery to Lender of a Notice of Borrowing but if it differs materially from the action taken by Lender, the records of Lender shall govern. Lender shall not have any liability for any loss suffered by Borrowers as a result of Lender acting upon its understanding of ~~telephonic or~~ e-mailed instructions from a person believed in good faith to be a person authorized to give such instructions on a Borrower~~'~~’s or Borrower Agent’s behalf, as applicable.

4.2. Effect of Termination. On the Commitment Termination Date, the Obligations shall be immediately due and payable, and each Secured Party may terminate its Bank Products. Until full payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Lender shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting it from dishonor or return of any Payment Item previously applied to the Obligations. Sections 3.4, 3.7, 5.5, 12.2, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive full payment of the Obligations.

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4.3. Borrower Agent. Each US Borrower hereby designates WTG (“US Borrower Agent”) and each UK Borrower hereby designates Commagility (“UK Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Loans, delivery or receipt of communications, delivery of Borrowing Base Reports and other information at any time delivered by the Borrowers to Lender, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Lender. Borrower Agent hereby accepts such appointment. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Lender may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Lender shall have the right, in its Permitted Discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking by Borrower Agent shall be binding upon and enforceable against such Borrower.

4.4. One Obligation. The Loans and other Obligations constitute one general obligation of Borrowers and are secured by Lender’s Lien on all Collateral; provided, however, that Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

Section 5. PAYMENTS

5.1. General Payment Provisions. All payments of Obligations shall be made without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any taxes or other amounts, and in immediately available funds, not later than 2:00 p.m. Local Time on the due date. Any payment after such time shall be deemed made on the next Business Day. Each Borrower agrees that Lender shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, in such manner as Lender deems advisable.

5.2. Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. If an Overadvance exists at any time, Borrowers shall, on the sooner of Lender~~'~~’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base.

5.3. ~~Repayment of Term Loan~~[Reserved].

~~5.3.1. Payment of Principal. The Term Loan shall be repaid on the first day of each Fiscal Quarter in consecutive quarterly installments of $38,000 each, commencing on April 1, 2017 and continuing until the Term Loan Maturity Date, on which date all principal, interest and other amounts owing with respect to the Term Loan shall be due and payable in full. Once repaid, whether such repayment is voluntary or required, no portion of the Term Loan may be reborrowed.~~

~~5.3.2. Mandatory Prepayments.~~

~~(a) Concurrently with any sale or other disposition of any Equipment, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such sale or other disposition; provided, however, no repayment shall be required with respect to the net proceeds of the sale or disposition of (i) any Borrower’s company vehicles or office furniture or (ii) obsolete or surplus Equipment for which the most recent appraisal conducted at Lender’s request reflected no value;~~

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~~(b) Concurrently with the receipt of any proceeds of insurance or condemnation awards paid in respect of any Equipment, Borrowers shall prepay the Term Loan in an amount equal to such proceeds, subject to Section 8.6.2;and~~

~~(d) On the Commitment Termination Date, Borrowers shall prepay the entire Term Loan (unless sooner repaid hereunder).~~

~~All prepayments hereunder shall be applied in inverse order of maturity of the Term Loan and, upon payment in full of the Term Loan, to the outstanding Obligations as determined by Lender in its Permitted Discretion.~~

5.4. Payment of Other Obligations. Obligations other than Loans, including LC Obligations and fess, cost and expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5. Marshaling; Payments Set Aside. Lender shall have no obligation to marshal any assets in favor of Borrowers or against any Obligations. If any payment by or on behalf of Borrowers is made to Lender or if Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its Permitted Discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6. Application of Payments; Dominion Account. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. If a credit balance results from such application, it shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists. For the purposes of calculating interest, Lender will be deemed to have applied funds deposited to the Dominion Account or otherwise received by Lender one Business Day following the Business Day of deposit to the Dominion Account or receipt by Lender.

5.7. Account Stated. Lender shall maintain, in accordance with its customary practices, loan account(s) evidencing the debt of Borrowers hereunder. Any failure of Lender to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein and shall be conclusive and binding on Borrowers absent manifest error.

5.8. Nature and Extent of Each Borrowers’ Liability.

5.8.1. Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt payment and performance of, all Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until full payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full payment of the Obligations.

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5.8.2. Waivers.

(a) Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Lender to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Borrower. It is agreed among each Borrower and Lender that the provisions of this Section 5.8 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Lender would decline to make Loans. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b) Lender may, in its Permitted Discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any ~~applicable laws~~Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Borrower~~'~~’s rights of subrogation against any other Person. Lender may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Lender or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.8, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

5.8.3. Extent of Liability; Contribution.

(a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.8 shall not exceed the greater of (i) all amounts for which such Borrower is primarily liable, as described in clause (c) below, and (ii) such Borrower’s Allocable Amount (as defined in Section 5.8.3(b) below).

(b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower~~'~~’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, ratably based on their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

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(c) Section 5.8.3(a) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Obligations in respect of Bank Products incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Lender shall have the right, at any time in its Permitted Discretion, to condition Loans upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans based on that calculation.

5.8.4. Joint Enterprise. Each Borrower has requested that Lender make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Lender’s willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.8.5. Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the indefeasible full payment of its Obligations.

Section 6. CONDITIONS PRECEDENT

6.1. Conditions Precedent to Initial Loans Under the UK Facility. In addition to the satisfaction of the conditions set forth in Section 6.2, Lender shall not be required to fund any requested Loan~~, issue any Letter of Credit~~ or otherwise extend credit to ~~Borrowers~~UK Borrower hereunder~~,~~ until the date (“UK Facility Closing Date”) that each of the following conditions has been satisfied:

(a) ~~Each Loan Document shall have been duly executed and delivered to Lender by each of the signatories thereto, and Borrowers shall be in compliance with all terms thereof.~~ Lender shall have received a customary written opinion of Norton Rose Fulbright LLP, counsel for Lender, (i) dated the UK Facility Closing Date and (ii) addressed to Lender.

(b) ~~Lender shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Lender that such Liens are the only Liens upon the Collateral, except Permitted Liens.~~ There shall have been delivered to Lender an executed counterpart of each of the UK Security Documents.

(c) ~~(i) Lender shall have received the definitive Share Purchase Agreement relative to the Target Acquisition (including all schedules thereto) and all other documentation associated therewith will be in form and substance reasonably satisfactory to Lender, and (ii) the Target Acquisition shall have been consummated in accordance with the terms and conditions of the definitive Share Purchase Agreement and other agreements relating thereto and no material terms or conditions of which shall have been waived without the prior consent of Lender.~~ Lender shall have received a solvency certificate of the chief financial officer of WTG.

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(d) ~~Lender shall have received duly executed agreements establishing the Dominion Account and related lockbox in form and substance satisfactory to Lender~~ The representations and warranties set forth in this Agreement and in each other Loan Document shall be true and correct in all material respects (or, if qualified by materiality or by reference to a Material Adverse Effect, in all respects).

(e) ~~Lender shall have received certificates, in form and substance satisfactory to it, from a knowledgeable senior officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Borrower is solvent; (ii) no Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct in all material respects (except to the extent the representations and warranties relate to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date); and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.~~

~~(f) Lender shall have received copies of Borrowers’ organizational documents and all resolutions authorizing the execution and delivery of the Loan Documents and any other resolutions adopted with respect to this credit facility.~~

~~(g) Lender shall have received copies of the charter documents of Borrowers, certified by the Secretary of State or other appropriate official of Borrowers’ jurisdiction of organization. Lender shall have received good standing certificates for Borrowers, issued by the Secretary of State or other appropriate official of Borrowers’ jurisdiction of organization and each jurisdiction where Borrowers’ conduct of business or ownership of Property necessitates qualification, as well as any necessary third party or governmental consents and/or Lien Waivers (or with respect to Inventory, Agent shall have established a reserve at least equal to three (3) months’ rent and other charges that could be payable to any Person).~~

~~(h) Lender shall have received copies of policies or certificates of insurance and insurance endorsements for the insurance policies carried by Borrowers, all in compliance with the Loan Documents.~~

~~(i) Lender shall have completed its business, financial and legal due diligence of Borrowers, including a roll-forward of its previous field examination, with results satisfactory to Lender. No material adverse change in the financial condition of Borrowers or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2016.~~

~~(j) Borrowers shall have paid all fees and expenses to be paid to Lender on the Closing Date.~~

~~(k) Lender shall have received a Borrowing Base Report prepared as of February 16, 2017.~~

~~(l) Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith, and taking into account all fees and expenses incurred by Borrowers in connection with the Target Acquisition as well as any payables stretched beyond their customary payment practices, Availability shall be at least $2,000,000.~~

~~(m) Lender shall have received the certificates representing the Equity Interests Pledged pursuant to Section 7.1 hereof, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledger thereof.~~ Since December 31, 2019, there shall not have been any event, occurrence, fact, condition or change that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

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(f) Lender shall have received:

(i) to the extent the Equity Interests of the UK Borrower pledged pursuant to the Security Documents are certificated, the certificates representing such Equity Interests, together with an undated stock power for each such certificate executed in blank by the pledgor thereof (or such other instrument of transfer required under local law); and

(ii) evidence of the completion of all other actions, recordings and filings of or with respect to the UK Security Documents that Lender may reasonably deem necessary in order to perfect the Liens created thereby.

(g) Lender shall have completed, at the Borrowers’ expense, a field examination of the UK Borrower’s Accounts reasonably satisfactory to Lender.

(h) Lender shall have received a Borrowing Base Certificate with respect to the UK Borrowing Base as of the last day of the month ended immediately prior to the month in which the UK Facility Closing Date occurs.

(i) Lender shall have received a broker’s letter noting Lender as first loss payee in relation to all insurance policies of the UK Obligors (other than any policies for solely for the benefit of third parties).

(j) Lender shall have received a certificate, dated the UK Facility Closing Date and signed by the chief executive officer or the chief financial officer of WTG, confirming compliance with the conditions precedent set forth in Sections 6.1(d) and 6.1(e).

(k) Lender shall have received duly executed agreements establishing in the UK a Dominion Account and related lockboxes and other Cash Management Services in form and substance satisfactory to Lender.

(l) At least three Business Days prior to the UK Facility Closing Date, each UK Obligor shall have provided to Lender the documentation and other information theretofore requested in writing by Lender at least 10 Business Days prior to the UK Facility Closing Date that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the USA PATRIOT Act.

6.2. Conditions Precedent to All Credit Extensions. Lender shall not be required to fund any Loans, issue any Letters of ~~Creidt~~Credit, or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b) The representations and warranties of Borrowers in the Loan Documents shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case such representation or warranty is true and correct in all respects) on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c) All conditions precedent in any other Loan Document shall be satisfied; and

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(d) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

(e) With respect to a Letter of Credit issuance, all LC Conditions shall be satisfied.

Each request (or deemed request) by Borrower Agent for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Lender shall have received such other information, documents, instruments and agreements as it deems appropriate.

Section 7. COLLATERAL

7.1. Grant of Security Interest. To secure the prompt payment and performance of its Obligations, each Borrower (other than UK Borrower) hereby grants to Lender, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all Property of such Borrowers, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including intellectual property;

(g) all Goods, including Inventory, Equipment and fixtures;

(h) all Instruments;

(i) all Investment Property~~, except, that, Lender’s Lien upon any Borrowers’ Equity Interests in a Foreign Subsidiary shall be limited to 66 1/3% of such Equity Interests in such Foreign Subsidiary~~;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all monies, whether or not in the possession or under the control of Lender, or a bailee or Affiliate of Lender, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

Notwithstanding the foregoing, US Collateral shall not include any Excluded Property.

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7.2. Lien on Deposit Accounts; Cash Collateral.

7.2.1. Deposit Accounts. To further secure the prompt payment and performance of its Obligations, each Borrower (other than UK Borrower) hereby grants to Lender a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including sums in any blocked, lockbox, sweep or collection account.

7.2.2. Cash Collateral. Cash Collateral may be invested, at Lender~~'~~’s Permitted Discretion (and with the consent of Borrowers, as long as no Event of Default exists), but Lender shall have no duty to do so, regardless of any agreement or course of dealing with Borrowers, and Lender shall have no responsibility for any investment or loss. As security for its Obligations, each Borrower hereby grants to Lender a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Lender may apply Cash Collateral to the payment of Obligations as they become due, in such order as Lender may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Lender, and no Borrower or other Person shall have no right to any Cash Collateral, until full payment of the Obligations.

7.3. Reserved.

7.4. Other Collateral.

7.4.1. Commercial Tort Claims. Borrowers shall promptly notify Lender in writing if any Borrower has a Commercial Tort Claim, and shall take such actions as Lender deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Lender.

7.4.2. Certain After-Acquired Collateral. Borrowers shall promptly notify Lender in writing if, after the Original Closing Date, any Borrower obtains any interest in any Collateral and shall promptly take such actions as Lender deems appropriate to effect Lender~~'~~’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Lender~~'~~’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Lender.

7.5. Limitations. The Lien on Collateral granted hereunder is given as security only and shall not subject Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.

7.6. Further Assurances; Extent of Liens. All Liens granted to Lender under the Loan Documents are for the benefit of Secured Parties. Promptly upon request, Borrowers shall deliver such instruments and agreements, and shall take such actions, as Lender deems appropriate under ~~applicable law~~Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower authorizes Lender to file any financing statement that describes the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect, and ratifies any action taken by Lender before the Original Closing Date to effect or perfect its Lien on any Collateral.

Section 8. COLLATERAL ADMINISTRATION

8.1. Borrowing Base Reports. By the 20th day of each month, each Borrower Agent shall deliver to Lender a consolidated Borrowing Base Report as of the close of business of the previous month, and at such other times as Lender may request; provided, that, each Borrower Agent shall deliver to Lender a consolidated weekly gross Accounts report on or before the Tuesday of each week, reflecting all outstanding Accounts of US Borrowers or UK Borrower, as applicable, as of the end of the preceding week. All information (including calculation of Availability ~~or Average Daily Availability~~) in a Borrowing Base Report shall be certified by the applicable Borrower Agent. Lender may from time to time adjust such report (a) to reflect Lender~~'~~’s reasonable estimate of declines in value of Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent any information or calculation does not comply with this Agreement.

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8.2. Accounts.

8.2.1. Records and Schedules of Accounts. Each Borrower Agent shall provide to Lender, on or before the 20th day of each month, (a) a consolidated detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account~~'~~’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Lender may reasonably request; provided, that, with respect to Eligible Accounts, the foregoing information shall be delivered on a weekly basis by the Tuesday of each week for the immediately preceding week; and (b) a monthly roll forward report of all Accounts from the previous month. If Accounts in an aggregate face amount of $50,000 or more cease to be Eligible Accounts, ~~Borrowers~~the applicable Borrower Agent shall notify Lender of such occurrence promptly (and in any event within one (1) Business Day) after the applicable Borrowers have knowledge thereof.

8.2.2. Account Verification. Lender shall have the right at any time, in the name of Lender, any designee of Lender or Borrowers, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise, provided, that prior to the occurrence of an Event of Default, Lender shall provide notice to Borrowers prior to commencement of Account verifications.

8.2.3. Maintenance of Dominion Account. Borrower shall maintain the Dominion Account pursuant to lockbox or other arrangements acceptable to Lender establishing Lender~~'~~’s control over and Lien in the lockbox and the Dominion Account, and requiring immediate deposit of all remittances received in the lockbox to the Dominion Account.

8.2.4. Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to the Dominion Account (or a lockbox relating to the Dominion Account). If Borrowers or any Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Lender and promptly (not later than the next Business Day) deposit same into the Dominion Account.

8.3. Inventory.

8.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Lender inventory and reconciliation reports, in form and substance satisfactory to Lender, on or before the 20th day of each month, and such inventory and reconciliation reports shall be prepared as of the preceding month. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Lender when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Lender a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Lender may request. Lender may participate in and observe each physical count.

8.3.2. Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the ordinary course of business; (b) no Event of Default or Overadvance exists or would result therefrom; (c) Lender is promptly notified of the aggregate Value of all Inventory returned in each month; and (d) any payment received by Borrowers for a return is promptly remitted to Lender for application to the Obligations.

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8.3.3. Acquisition, Sale and Maintenance. Borrowers shall not acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with ~~applicable law~~Applicable Law, including the Fair Labor Standards Act of 1938 (the “FLSA”). Borrowers shall not sell any Inventory on consignment or approval or any other basis under which the customer may return or require Borrower to repurchase such Inventory. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all ~~applicable law~~Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4. Equipment.

8.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, and shall submit to Lender a current schedule thereof, at the times and in form satisfactory to Lender. Promptly upon request, Borrowers shall deliver to Lender evidence of their ownership or interests in any Equipment.

8.4.2. Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Lender, other than replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

8.4.3. Condition of Equipment. The Equipment is and will remain in good operating condition and repair, and all necessary replacements and repairs have been and will be made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Borrowers shall not permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

8.5. Deposit Accounts. Schedule 8.5 shows all Deposit Accounts maintained by Borrowers, including the Dominion Accounts have been identified to Lender in writing. Each Borrower shall take all actions necessary to establish Lender~~'~~’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits). Borrowers shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Lender) to have control over a Deposit Account or any Property deposited therein. Borrowers shall promptly notify Lender in writing of any opening or closing of a Deposit Account.

8.6. General Provisions.

8.6.1. Location of Collateral. All tangible items of Collateral shall at all times be kept by Borrowers at the business locations disclosed in writing to Lender on Schedule 8.6.1, except that Borrowers may (a) make sales or other dispositions of Collateral in the ordinary course of business for fair market value; (b) move Collateral to another location upon 30 Business Days prior written notice to Lender; (c) move de minimis amounts of Inventory to locations not listed on Schedule 8.6.1 for sales demonstration purposes.

8.6.2. Insurance of Collateral; Condemnation Proceeds.

(a) Each Borrower shall obtain and maintain at all times throughout the term of this Agreement with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. Each insurance policy required under this Section 8.6.2(a) shall: (i) be written by an insurance company authorized or licensed to do business in the state within which the property is located; (ii) be for terms of at least one year, with premiums paid on a quarterly or annual basis; (iii) be subject to the reasonable approval of Lender as to insurance companies, amounts, content, forms of policies and expiration dates; and (iv) name Lender, its successors and assigns: (1) as an additional insured under all liability insurance policies, and (2) as loss payee on all property insurance policies. Borrowers shall cause each insurance policy: (i) to provide that at least thirty (30) days’ prior written notice to Lender be given prior to any policy reduction or cancellation for any reason; and (ii) to contain an endorsement or agreement by the insurer that any loss shall be payable to ~~the~~ Lender in accordance with the terms of such policy notwithstanding any act or negligence of Borrowers which might otherwise result in forfeiture of such insurance. If any Borrower fails to provide and pay for any insurance, Lender may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.

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(b) Any proceeds of insurance (other than proceeds from workers~~'~~’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Lender and shall be applied to payment of the Revolver Loans, and then to other Obligations~~, other than the Term Loan. Subject to clause (c) below, any proceeds or awards that relate to Equipment or Real Estate shall be applied first to the Term Loan, then to Revolver Loans and then to other Obligations~~.

(c) If requested by Borrowers in writing within 15 days after Lender~~'~~’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrowers may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Lender as Cash Collateral) as long as (i) no Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Lender; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not purchase money Liens; (v) Borrower complies with disbursement procedures for such repair or replacement as Lender may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $50,000.

8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all taxes or Royalties payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Lender to any Person to realize upon any Collateral, shall be borne and paid by Borrowers.

8.6.4. Defense of Title. Each Borrower shall defend its title to Collateral and Lender~~'~~’s Liens therein against all Persons, claims and demands, except Permitted Liens.

8.7. Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower~~'~~’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Lender, or Lender~~'~~’s designee, may, without notice and in either its or Borrower~~'~~’s name, but at the cost and expense of Borrower:

(a) Endorse such Borrower~~'~~’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Lender~~'~~’s possession or control; and

(b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Lender deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; and (vi) take all other actions as Lender deems appropriate to fulfill Borrower~~'~~’s obligations under the Loan Documents.

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Section 9. REPRESENTATIONS AND WARRANTIES

9.1. General Representations and Warranties. To induce Lender to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, Borrowers represent and warrant that:

9.1.1. Organization and Qualification. Each Borrower and Subsidiary is duly organized or incorporated, validly existing and (where such concept exists) in good standing under the laws of the jurisdiction of its organization or incorporation. Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not violate or cause a default under any of Obligor’s organizational documents or under any ~~applicable law~~Applicable Law, License, or contract or agreement to which any Obligor is a party.

9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors~~’~~’ rights generally.

9.1.4. Capital Structure. Schedule 9.1.4 shows, for each Borrower and each Subsidiary, its name, jurisdiction of organization, and holders of its equity or similar ownership interests. Except as disclosed in writing to Lender on Schedule 9.1.4, in the five years preceding the Original Closing Date, Borrower has not acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination.

9.1.5. Title to Properties; Priority of Liens. Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property in each case free of Liens except for Permitted Liens. Without limiting the generality of the foregoing, Wireless Telecommunications Group, LTD and CommAgility Limited, its successor by merger following the Target Acquisition, has good title to the Shares free of Liens except Permitted Liens, the Shares constitute all of the issued and outstanding Equity Interests of ~~Target~~Commagility, and after giving effect to the Target Acquisition the Acquired Business shall be conducted in the same manner and on terms and conditions as immediately prior to giving effect to the Target Acquisition. Borrowers have paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Lender in the Collateral, other than, prior to the UK Facility Closing Date, the Collateral of Wireless Telecommunications Group, LTD and CommAgility, are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Lender’s Liens.

9.1.6. Accounts. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Report, that:

(a) it is genuine and in all respects what it purports to be;

(b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the ordinary course of business, and substantially in accordance with any purchase order, contract or other document relating thereto;

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(c) it is for a sum certain, maturing as stated in the applicable invoice, a copy of which has been furnished or is available upon request to Lender;

(d) it is not subject to any offset, Lien (other than Lender~~’~~’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the ordinary course of business and disclosed to Lender; and it is absolutely owing by the Account Debtor;

(e) no purchase order, agreement, document or ~~applicable law~~Applicable Law restricts assignment of the Account to Lender (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized or is in process with respect to the Account, except discounts or allowances granted in the ordinary course of business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Lender hereunder; and

(g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower~~’~~’s customary credit standards, is solvent, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor~~’~~’s financial condition.

9.1.7. Financial Statements. The consolidated and consolidating balance sheet, and related statements of income, cash flow and shareholders equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Lender, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrowers and Subsidiaries in all material respects at the dates and for the periods indicated. All projections delivered from time to time to Lender have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since December 31, 2016, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. No financial statement delivered to Lender at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Each Borrower and Subsidiary is solvent.

9.1.8. Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

9.1.9. Taxes. Each Borrower and Subsidiary has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all taxes upon it, its income and its Properties that are due and payable, except as being Properly Contested.

9.1.10. Brokers. There are no brokerage commissions, finder~~’~~’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11. Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all intellectual and similar property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to Borrower~~’~~’s knowledge, threatened claim with respect to Borrower or any of its Property (including any intellectual property). Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes any License, Royalty or other compensation to any Person with respect to use or License of any intellectual property. All intellectual property owned, used or licensed by, or otherwise subject to any interests of, any Borrower or Subsidiary have been disclosed on Schedule 9.1.11 or constitutes (x) license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to a Borrower pursuant to end-user licenses, and for the avoidance of doubt, such commercially available software includes commercially available open source, shareware and freeware software and (y) non-exclusive licenses to Intellectual Property granted by consultants, service providers, research associates, data vendors, or other content providers as a component of or ancillary to a consulting agreement, services agreement, research agreement or similar agreement entered into by such Borrower in the ordinary course of business.

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9.1.12. Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all governmental approvals necessary to conduct its business and to own, lease and operate its Properties.

9.1.13. Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all ~~applicable laws~~Applicable Laws, except to the extent non-compliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to Borrower or any Subsidiary under any ~~applicable law~~Applicable Law. No Inventory has been produced in violation of the FLSA.

9.1.14. Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, no Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are not subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Borrower or Subsidiary has received any notice regarding any violation of environmental laws. No Borrower or Subsidiary has any contingent liability with respect to any violation of any environmental law, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15. Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is a party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by any Borrower or Subsidiary.

9.1.16. Litigation. Except as shown disclosed in writing to Lender on Schedule 9.1.16, there are no proceedings or investigations or any litigation pending or, to Borrower~~’~~’s knowledge, threatened against Borrower or any of its Subsidiaries, or any of their businesses, operations, Properties, prospects or conditions that could reasonably be expected to result in a Material Adverse Effect. Except as disclosed in writing to Lender, Borrower has no Commercial Tort Claim. No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any ~~governmental authority~~Governmental Authority.

9.1.17. No Defaults. No event or circumstance has occurred or exists that constitutes an Event of Default. No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any contract or agreement to which Borrower or such Subsidiary is a party or in the payment of any material Borrowed Money. There is no basis upon which any party (other than Borrowers or Subsidiaries) could terminate a material contract or agreement prior to its scheduled termination date.

9.1.18. ERISA and UK Pensions. Except as disclosed in writing to Lender on Schedule 9.1.18:

(a) Each ERISA Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code, and other federal and state laws. “ERISA” means the Employee Income Retirement Security Act of 1974, as amended from time to time. Capitalized terms used in this Section 9.1.18 have the meanings given to them in ERISA (except as otherwise defined in this Agreement).

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(b) There are no pending or, to the knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any ~~governmental authority~~Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) There has been no Reportable Event that might constitute grounds for termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by any United States District Court of any trustee to administer any Plan.

(d) No UK Obligor is or has at any time been (i) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act (1993)(UK)) or (ii) is or has at any time been “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004(UK)) of such an employer.

(f) No UK Obligor has been issued with a Financial Support Direction or Contribution Notice in respect of any pension scheme.

9.1.19. Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrowers or Subsidiaries. There exists no condition or circumstance that could reasonably be expected to impair the ability of Borrowers to conduct its business at any time hereafter in substantially the same manner as conducted on the Original Closing Date.

9.1.20. Labor Relations. Except as set forth on Schedule 9.1.20, no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of Borrower~~’~~’s or Subsidiary’s employees, or, to Borrower~~’~~’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21. Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Original Closing Date.

9.1.22. Beneficial Ownership Certification. As of the Amendment No. ~~2~~5 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. Promptly following any request therefor, Borrowers shall provide information and documentation reasonably requested by ~~the~~ Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

9.1.23. OFAC. No Obligor is and none of its Subsidiaries, or director, officer, employee, agent, affiliate or representative thereof, is or is owned or controlled by an individual or entity that is currently the subject or target of any Sanction or is located, organized or resident in a country, territory or jurisdiction that is the subject of a Sanction

9.1.24. Anti-Corruption and Anti-Terrorism Laws. Each Obligor and its respective Subsidiaries has conducted its business in accordance with applicable anti-corruption laws and Anti-Terrorism Laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws

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9.1.25. U.K. Charges. Under the law of each Obligor’s jurisdiction of incorporation it is not necessary that any UK Security Agreement be filed, recorded on enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any UK Security Agreement or the transactions contemplated by any UK Security Agreement, except (a) registration of particulars of each Security Document executed by a UK Obligor at the Companies House in England and Wales in accordance with Part 25 (Company Charges) of the Companies Act 2006 or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (b) registration of each Security Document executed by a UK Obligor and pertaining to Real Estate at the HM Land Registry in England and Wales and payment of associated fees (c) filing, registration or recordation on a voluntary basis or as required in order to perfect the security interest created by any UK Security Agreement in any relevant jurisdiction and (d) in each case, payment of associated fees, stamp taxes or mortgage duties.

9.1.26. Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), each UK Obligor’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

9.1.27. Pari passu Ranking. Each UK Obligor’s payment obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

9.1.28. Ranking. Each UK Security Agreement has or will have the ranking in priority which it is expressed to have in the relevant UK Security Agreement and, other than as permitted under or contemplated by the Loan Documents, it is not subject to any prior ranking or pari passu ranking Lien.

9.2. Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that Borrowers have failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

Section 10. COVENANTS AND CONTINUING AGREEMENTS

10.1. Affirmative Covenants. As long as any Commitment or Obligations (other than contingent indemnification obligations for which no claims have been asserted) are outstanding, Borrowers shall, and shall cause each Subsidiary to:

10.1.1. Inspections; Appraisals.

(a) Permit Lender to visit and inspect Borrowers’ and Subsidiaries’ Properties, inspect, audit and make extracts from Borrowers’ and records, and discuss with its officers, employees, agents, advisors and independent accountants Borrowers’ and Subsidiaries’ business, financial condition, assets, prospects and results of operations. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Lender for its purposes, and Borrowers shall not be entitled to rely upon them.

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(b) Reimburse Lender for all its charges, costs and expenses in connection with (i) examinations of Borrower’s books and records or any other financial or Collateral matters as it deems appropriate; (ii) appraisals of Inventory and (iii) after the occurrence of an Event of Default and during its continuance, appraisals of Equipment. Notwithstanding the foregoing, Borrowers shall only be liable for the cost and expense of (a) one Inventory appraisal per annum, provided, that, during the continuation of an Excess Availability Trigger Period, Borrowers shall be liable for the cost and expense of two Inventory appraisals per annum and (b) one field examination per annum, provided, that, during the continuation of an Excess Availability Trigger Period, Borrowers shall be liable for the cost and expense of two field examinations per annum, provided, further, that, during the continuance of an Event of Default, there shall be no limitation on the number of Inventory appraisals, field examinations or equipment appraisals for which Lender may conduct at Borrowers’ cost and expense. Borrowers shall pay Lender~~’~~’s then standard charges for examination activities, including charges for its internal examination and appraisal groups, as well as the charges of any third party used for such purposes. No Borrowing Base calculation shall include Collateral acquired outside the ordinary course of business. There shall be no limit to the number of examinations or appraisals conducted by Lender while there exists a Default or Event of Default. Examinations and appraisals with respect to the US Borrowers and UK Borrower may be conducted non-simultaneously, but shall nevertheless comprise one examination or appraisal, as the case may be.

10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, and furnish to Lender:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders equity on a consolidated and consolidating basis for Borrowers and their Subsidiaries, which consolidated statements shall be audited on standards satisfactory to Lender by a firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Lender in its Permitted Discretion, and shall set forth comparative corresponding figures for the preceding Fiscal Year;

(b) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating basis for Borrowers and their Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by an authorized officer of Borrowers as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(c) as soon as available, and in any event within 30 days after the end of each month, (but within 45 days after the last month of each Fiscal Quarter and 60 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month (or Fiscal Quarter, as applicable) and the related statements of income and cash flow for such month (or Fiscal Quarter, as applicable) and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating basis for Borrowers and their Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by an authorized officer of Borrowers as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(d) concurrently with delivery of quarterly financial statements under clauses (a) and (b) above, or more frequently if requested by Lender while an Event of Default exists, a Compliance Certificate executed by the an authorized officer of Borrowers;

(e) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;

(f) concurrently with delivery of Borrowers’ Borrowing Base Reports delivered pursuant to Section 8.1 above, a listing of Borrowers’ trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to Lender;

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(g) not later than 30 days after the beginning of each Fiscal Year, projections of Borrowers’ consolidated and consolidating balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, covering a time period acceptable to Lender month by month; and

(h) such other reports and information (financial or otherwise) as Lender may request from time to time in connection with any Collateral or Borrowers’, Subsidiaries’, or other Obligor’s financial condition or business.

10.1.3. Notices. Notify Lender in writing promptly of any of the following that affects any Borrower: (a) the threat or commencement of any lawsuit, proceeding or investigation; (b) any pending or threatened labor dispute, strike or walkout; (c) any default under or termination of a material contract, License or other agreement; (d) the existence any Event of Default; (e) any judgment in any amount; (f) any violation or asserted violation of any ~~applicable law~~Applicable Law (including ERISA, FLSA, or any federal, state or local environmental laws); (h) any environmental contamination or pollution by such Borrower or on any Property owned, leased or occupied by Borrower; or receipt of any notice of violation of any environmental law; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrower’s independent accountants; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4. Landlord and Storage Agreements. Upon request, provide Lender with copies of all existing agreements, and promptly after execution thereof provide Lender with copies of all future agreements, between any Borrower and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5. Compliance with Laws. Comply with all laws applicable to the conduct of each Borrower’s business, including ERISA, all environmental laws, FLSA, ~~laws regarding anti-terrorism~~Anti-Terrorism Laws, and laws regarding collection and payment of taxes, and maintain all governmental approvals necessary to the ownership of its Properties or conduct of its business. If any environmental contamination or pollution occurs at or on any Properties of Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Lender and all appropriate ~~governmental authorities~~Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such contamination or pollution, whether or not directed to do so by any ~~governmental authority~~Governmental Authority.

10.1.6. Taxes. Except as being Properly Contested, pay and discharge all taxes prior to the date on which they become delinquent or penalties attach.

10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers satisfactory to Lender, (a) with respect to the Properties and business of Borrowers and Subsidiaries of such type, in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than the amount of insurance maintained by Borrower as of the Original Closing Date, with deductibles and subject to endorsements and assignments satisfactory to Lender.

10.1.8. Reserved.

10.1.9. Depository Bank. Maintain Lender as its sole depository bank, including for the maintenance of all operating, collection, disbursement and other deposit accounts and for all Cash Management Services; provided that the UK Borrower shall be required only to use its best efforts to do so in the UK.

10.1.10. Future Subsidiaries. Promptly notify Lender upon any Person becoming a Subsidiary and~~, if such Person is not a Foreign Subsidiary,~~ cause it to guaranty the Obligations in a manner satisfactory to Lender, and to execute and deliver such documents, joinders, instruments and agreements and to take such other actions as Lender shall require to evidence and perfect a Lien in favor of Lender on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Lender, as it shall deem appropriate.

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10.1.11. Know Your Customer. Promptly following any request therefor, information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.

10.1.12. UK Pension Plans.

(i) Each UK Obligor shall ensure that in respect of all pension schemes to which part 3 of the Pensions Act 2004 (U.K.) applies operated by or maintained for the benefit of members of such UK Obligor and/or any of its employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (U.K.) and that no action or omission is taken by such UK Obligor in relation to such a pension scheme which has or is, in either case, reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

(ii) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each UK Obligor shall ensure that it is not and has not been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (U.K.)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (U.K.)) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 (U.K.)) such an employer.

(iii) Each UK Obligor shall deliver to Lender at such times requested by Lender, actuarial reports in relation to all pension schemes mentioned in paragraph (a) above.

(iv) Each UK Obligor shall promptly notify Lender of any material change in the rate of contributions to any pension schemes mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

10.1.13. Centre of Main Interests. Each UK Obligor shall maintain its centre of main interests (as such term is used in Article 3(1) of the Regulation (as defined in Section 9.1.32 above)) in England and Wales for the purposes of the Regulation.

10.2. Negative Covenants. As long as any Commitment or Obligations (other than contingent indemnification obligations for which no claims have been asserted) are outstanding, Borrowers shall not, and shall cause each Subsidiary ~~(other than any Foreign Subsidiary)~~ not to, without Lender’s prior written consent:

10.2.1. Debt. Create, incur, guarantee or suffer to exist any debt, or contingent liabilities except:

(a) the Obligations;

(b) trade payables incurred in the ordinary course of business on normal trade credit;

(c) liabilities and leases in existence on the Original Closing Date and disclosed in writing to Lender on Schedule 10.2.1 and any extension, renewal or refinancing (but not increase) thereof;

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(d) Bank Product Debt incurred in the ordinary course of business;

(e) Permitted Purchase Money Debt;

(f) the endorsement of checks in the ordinary course of business;

(g) Indebtedness of a Borrower that is owed to another Borrower ~~or to Target~~;

(h) Indebtedness arising in connection with the financing of insurance premiums in the ordinary course of business;

(i) Indebtedness representing deferred compensation to officers, directors, employees of the Borrowers and their Subsidiaries;

(j) Indebtedness, if any, owed in respect of any overdraft and related liabilities arising from treasury and cash management services or any automated clearing house transfer of funds and other Indebtedness in respect of netting services, overdraft protection and similar arrangement, in each case, in the ordinary course of business in connection with cash management and deposit accounts;

(k) to the extent constituting debt, all obligations permitted in connection with each Permitted Acquisition; ~~and~~

(l) unsecured debt (i) subordinated to the Obligations on terms satisfactory to ~~the~~ Lender in an aggregate amount not to exceed at any time $500,000, (ii) for Permitted Acquisitions, subordinated to the Obligations on terms satisfactory to ~~the~~ Lender in an aggregate amount not to exceed at any time $500,000, and (iii) otherwise outstanding in an aggregate amount not to exceed $~~250,000.~~250,000;

(m) Borrowed Money incurred pursuant to the Term Loan Agreement so long as the aggregate principal amount thereof does not exceed $20,000,000 in the aggregate and is at all times subject to the Intercreditor Agreement.

(n) the Bronco Seller Notes; and

(o) Bronco Deferred Purchase Price Indebtedness.

10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Lender;

(b) Liens for taxes not yet due;

(c) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Borrower’s ordinary course of business;

(d) Liens existing on the Original Closing Date and disclosed to Lender in writing on Schedule 10.2.2;

(e) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

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(f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(g) licenses (including licenses of Intellectual Property), sublicenses, leases or subleases granted to third parties in the ordinary course of business;

(h) Liens in favor of collecting banks under Section 4-208 or 4-210 of the UCC on the items in the course of collection;

(i) Liens (i) (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits and/or (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(j) Purchase Money Liens securing Permitted Purchase Money Debt; ~~and~~

(~~j~~k) Liens not otherwise permitted hereunder securing Indebtedness or other obligations not in excess of $250,000 in the aggregate at any one time outstanding, which Liens are junior in priority to the Liens in favor of Lender; and

(l) Liens securing the “Obligations” (as defined in the Term Loan Agreement) under the Term Loan Agreement and the other Term Loan Documents related thereto, so long as such Liens are at all times subject to the Intercreditor Agreement.

10.2.3. Capital Expenditures. Make Unfinanced Capital Expenditures ~~in excess of $850,000 in the aggregate during any~~(a) for the Fiscal Year~~.~~ ending December 31, 2020, to exceed $1,200,000, (b) for the Fiscal Year ending December 31, 2021, to exceed $1,400,000, (c) for the Fiscal Year ending December 31, 2022, to exceed $1,550,000, (d) for the Fiscal Year ending December 31, 2023, to exceed $1,700,000 and (e) for the Fiscal Year ending December 31, 2024, to exceed $1,850,000.

10.2.4. Distributions. Declare or make payment of any distributions, interest or dividend on the stock, Equity Interest or other ownership interests of Borrower or repurchase any stock or other ownership interests from any holder, except to the extent that such payments (i) are Restricted Equity Payments, (ii) meet the Restricted Equity Payment Conditions, and (iii) do not exceed $1,000,000 in the aggregate during the term of this Agreement.~~.~~

10.2.5. Acquisitions and Investments. (i) Acquire a business, division or substantially all the assets of any Person, (ii) acquire 50% or more of the equity or other ownership interests of any Person or (iii) have existing or make any investment in or make any capital contribution or other transfer of assets to any Person except;

~~(a)~~ (a) investments existing on the Original Closing Date and disclosed in writing to Lender;

~~(b)~~ (b) investments in certificates of deposit;

~~(c)~~ (c) United States treasury bills or other obligations of the United States government;

~~(d)~~ (d) Permitted Acquisitions;

~~(e)~~ (e) Loans permitted under Section 10.2.7; and

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~~(f)~~	~~Equity Interests of the Subsidiaries existing on the closing date; and~~

~~(g)~~	~~investments or capital contributions by WTG in or to Target in an aggregate amount not to exceed the aggregate amount of distributions and dividends made by Target to WTG so long as (i) upon the making of any such distribution or dividend by Target, Lender shall have established a Reserve in an amount equal to the amount thereof, (ii) at the time of such investment or capital contribution, no Default or Event of Default exists or is caused thereby, and (iii) the Fixed Charge Coverage Ratio as of the last day of the Fiscal Quarter then most recently ended (as set forth in the Compliance Certificate delivered to Lender for such Fiscal Quarter) is equal to or greater than 1.25 to 1.0.~~

(f) Equity Interests of Obligors existing on the Amendment No. 5 Effective Date or thereafter acquired in connection with a Permitted Acquisition.

10.2.6. Disposition of Business or Assets. Make any sale, assignment, lease, transfer or other disposition of Borrower’s business or assets except (a) in the ordinary course of business for fair market value and (b) sales, assignments, leases, transfers or other dispositions of assets among Borrowers.

10.2.7. Loans. Make any loans or other advances of money to any Person except:

(a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the ordinary course of business not to exceed $25,000 to any one Person or $100,000 in the aggregate outstanding at any one time;

(b) prepaid expenses and extensions of trade credit made in the ordinary course of business;

(c) deposits with financial institutions permitted hereunder;

(d) loans made by a Borrower to another Borrower; and

(e) the loans existing as of the date hereof set forth on Schedule 10.2.7, in amounts not greater than the amounts outstanding as of the date hereof and set forth on such Schedule ~~10.2.7; and~~10.2.7.

~~(e) loans and advances to Subsidiaries of Borrowers that are not Borrowers hereunder, in an aggregate outstanding amount not to exceed $250,000 at any one time, provided, that, all such loans and advances shall be in the ordinary course of business consistent with past practices and undertaken in good faith, upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.~~

10.2.8. Restrictions on Payment of Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to ~~any~~ :

(a) any Subordinated Debt without the prior written consent of Lender, or as set forth in the applicable subordination agreement relating to such Subordinated Debt;

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(b) the Term Loan prior to the scheduled maturity date under the Term Loan Agreement and other Term Loan Documents; provided that Borrowers may make (i) regularly scheduled principal payments and (ii) prepayments in respect of Consolidated Excess Cash Flow (as defined in the Term Loan Agreement) in accordance with the Term Loan Documents so long as, in the case of this clause (ii), (A) no Default or Event of Default exists or is caused thereby, and (B) upon giving pro forma effect to such prepayment, (I) Aggregate Liquidity for each of the thirty (30) consecutive days prior to such prepayment and (II) Aggregate Liquidity immediately after giving effect to such prepayment, is not less than $1,500,000;

(c) any Borrowed Money (other than the Obligations ~~and~~, the Subordinated Debt, which Subordinated Debt shall be subject to the foregoing clause (a), and the Term Loan, which Term Loan shall be subject to the foregoing clause (b)) prior to its due date under the agreements evidencing such debt as in effect on the Original Closing Date (or, in the case of the Term Loan, the Amendment No. 5 Effective Date) and disclosed in writing to Lender (or as amended thereafter with the consent of Lender); or

(~~c) Earn-Out Payments, payments in respect of the Holdback Amount or similar payments arising under the~~d) any Bronco Earn-Out Payments (to the extent payable in cash), Bronco Deferred Purchase Price Indebtedness, Bronco Holdback Amount or Bronco Seller Notes; provided, that Borrowers may make any payment described in this clause (d) in accordance with the Bronco Share Purchase Agreement~~, provided, that, Lender acknowledges that such payments may be made by any Foreign Subsidiary of a Borrower that is not an Obligor with monies or the proceeds of assets of such Foreign Subsidiary. Notwithstanding anything to the contrary contained herein, Borrowers shall be permitted to make payments and prepayments with respect to debt of a Borrower that is owed to Target so long as (i) upon the incurrence of such debt, Lender shall have established a Reserve in an amount equal to the original principal amount thereof, (ii) at the time of such payment or prepayment, no Default or Event of Default exists or is caused thereby, and (iii) the Fixed Charge Coverage Ratio as of the last day of the Fiscal Quarter then most recently ended (as set forth in the Compliance Certificate delivered to Lender for such Fiscal Quarter) is equal to or greater than 1.25 to 1.0.~~ so long as no Default or Event of Default exists or is caused thereby; provided, further, that, in the event any Bronco Earn-Out Payment shall be paid in the form of WTG Stock in accordance with the Bronco Share Purchase Agreement, in no event shall the number of shares of WTG Stock issuable thereunder exceed the Share Cap.

10.2.9. Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person.

10.2.10. Subsidiaries. Except as provided in Section 10.1.10, form or acquire any subsidiary after the Original Closing Date.

10.2.11. Organic Documents. Amend, modify or otherwise change any of its organizational documents or agreements.

10.2.12. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person.

10.2.13. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14. Restrictive Agreements. Be or become a party to any agreement that conditions or restricts the right of Borrower to incur or repay the Obligations or to grant Liens on the assets of Borrower, except (a) in effect on the Original Closing Date and disclosed in writing to Lender on Schedule ~~10.2.14~~9.1.15; or (b) constituting customary restrictions on assignment in leases and other contracts.

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10.2.15. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the ordinary course of business and not for speculative purposes.

10.2.16. Conduct of Business. Engage in any business, other than its business as conducted on the Original Closing Date and any activities incidental thereto.

10.2.17. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate or a Subsidiary except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation, benefits and employment incentives to officers and employees for services actually rendered, and payment of customary directors~~’~~’ fees and indemnities; (c) transactions in the ordinary course of business and on upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; (d) transactions with Affiliates consummated prior to the Original Closing Date, as shown on Schedule 10.2.17.

10.2.18. Plans. Become party to any ERISA Plan, other than any in existence on the Original Closing Date and disclosed in writing to Lender. Change of Management or Control. Make any material change in Borrower’s executive or management personnel, or permit or suffer any change in its direct or indirect capital ownership in each case as existing on the Original Closing date and disclosed to Lender in writing.

10.2.19. Amendments to Subordinated Debt and Term Loan Documents.

(a) Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such amendment, supplement or modification (a) increases the principal balance of such debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or any Subsidiary, or that is otherwise materially adverse to Borrowers, any Subsidiary or Lender; or (g) results in the Obligations not being fully benefited by the subordination provisions thereof.

(b) ~~10.2.20.~~ Amend, supplement or otherwise modify the Term Loan Agreement or any other Term Loan Document, except as permitted by the Intercreditor Agreement.

10.2.20. Willtek. Permit Willtek to engage in any business activities or to have any material assets or material liabilities other than net operating losses for tax purposes.

10.3. Financial ~~Covenants~~Covenant.

As long as any Commitment or Obligations are outstanding, Borrowers shall, on a consolidated basis:

10.3.1. Fixed Charge Coverage Ratio. Commencing with the Fiscal Quarter ending September 30, 2017, maintain a Fixed Charge Coverage Ratio of at least 1.0:1.0, determined as of the last day of each Fiscal Quarter for the trailing four quarter period then ended.

~~10.3.2. Minimum EBITDA. Measured as of the Fiscal Quarter ending June 30, 2017, (i) for the six months then ended, maintain EBITDA of not less than $272,000 and (ii) for the twelve months then ended, maintain EBITDA of not less than $1,100,000.~~

Compliance with the foregoing shall be evidenced by delivery of the Compliance Certificate required under Section 10.1.2(c).

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10.4. ~~Post-Closing~~[Reserved]. ~~Borrowers hereby agree to take the following actions within the time periods set forth below:~~

~~(a) Borrowers shall, within five (5) days after the Closing Date (as such date may be extended by Lender in its Permitted Discretion, which extension may be granted by electronic mail), cause its landlord to deliver to Lender a Lien Waiver in respect of Borrowers’ leased location, in form and substance satisfactory to Lender.~~

~~(b) Borrowers shall, within fourteen (14) days after the Closing Date (as such date may be extended by Lender in its Permitted Discretion), deliver to Lender lender’s loss payable endorsements and additional insured endorsements to Borrowers’ existing insurance policies, each in form and substance satisfactory to Lender in its Permitted Discretion.~~

Section 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1. Events of Default. Each of the following shall be an “Event of Default:”

(a) Any Borrower fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b) Any representation, warranty or other written statement of any ~~Borrower~~Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c) Any ~~Borrower~~Obligor breaches or fails to perform any covenant contained in this Agreement or any Loan Documents, provided, that, in the case of Borrowers, such Borrower shall have 10 days from the occurrence of a default to cure such default arising from its failure to perform the covenants described in Sections 7.4.1, 10.1.2(f), 10.1.2(g), 10.1.3 (other than 10.1.3(d));

(d) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Lender);

(e) Any breach or default of any ~~Borrower~~Obligor occurs under (i) any Hedging Agreement; or (ii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound;

~~(e)~~(e) Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any ~~Borrower~~Obligor for an aggregate amount in excess of $250,000 and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of such ~~Borrower~~Obligor to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect and such judgment is being Properly Contested, (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of such ~~Borrower~~Obligor shall be senior to any Liens in favor of Agent on such assets or properties or (iv) payment of such judgment is not covered by such ~~Borrower~~Obligor’s insurance;

(f) A loss, theft, damage or destruction occurs with respect to any material portion of the Collateral and is not covered by any of ~~Borrowers~~Obligors’ insurance policies;

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(g) Any ~~Borrower~~Obligor is enjoined, restrained or in any way prevented by any ~~governmental authority~~Governmental Authority from conducting any material part of its business; any ~~Borrower~~Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of such ~~Borrower~~Obligor’s business for a material period of time; any material Collateral or Property of any ~~Borrower~~Obligor is taken or impaired through condemnation; any ~~Borrower~~Obligor agrees to or commences any liquidation, administration, receivership, dissolution or winding up of its affairs; or any ~~Borrower~~Obligor is not solvent;

(h) An insolvency or bankruptcy proceeding is commenced by any ~~Borrower~~Obligor; any ~~Borrower~~Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of any ~~Borrower~~Obligor; or an insolvency, administration, receivership, liquidation or bankruptcy proceeding is commenced against any ~~Borrower~~Obligor and: (i) such ~~Borrower~~Obligor consents to institution of the proceeding, (ii) in the case of any Obligor other than a UK Obligor the petition commencing the proceeding is not dismissed within sixty (60) days of the petition date, ~~or~~(iii) in the case of a UK Obligor, relevant proceeding is not frivolous or vexatious and is not discharged, stayed or dismissed within 14 days of commencement, or (iv) an order for relief is entered in the proceeding;

(i) In the case of any UK Obligor (i) a moratorium is declared in respect of any of its indebtedness, (ii) it is or it admits to be unable to pay its debts as they fall due, (iii) it suspends or threatens to suspend making payment on any of its debts or (iv) by reason of actual or anticipated financial difficulties, it commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;

(j) A violation of ERISA occurs that has resulted or could reasonably be expected to result in liability of any ~~Borrower~~Obligor to a Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Plan; or any ~~Borrower~~Obligor fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan;

(~~j~~k) The Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Obligor.

(l) Any ~~Borrower~~Obligor or any of its senior officers is criminally indicted or convicted for (i) a felony committed in the conduct of such ~~Borrower~~Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral; ~~or~~

(~~k~~m) A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect; or

(n) An “Event of Default” (as defined in the Term Loan Agreement) occurs under the Term Loan Agreement or any other Term Loan Document; provided, that the waiver or cure of any such Event of Default shall not waive or cure any Event of Default under this clause (n) resulting therefrom.

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11.2. Remedies upon Default. If an Event of Default described in Section 11.1(h) occurs, and during its continuance, then to the extent permitted by ~~applicable law~~Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Lender or notice of any kind. In addition, or if any other Event of Default exists, and during its continuance, Lender may in its Permitted Discretion do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment, or adjust the Borrowing Base;

(c) require Borrowers to Cash Collateralize all LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and if Borrower fails to deposit such Cash Collateral, Lender may advance the required Cash Collateral as Revolver Loans; and

(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Lender at a place designated by Lender; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by any Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by ~~applicable law~~Applicable Law, in lots or in bulk, at such locations, all as Lender, in its Permitted Discretion, deems advisable. Borrowers agree that 10 days notice of any proposed sale or other disposition of Collateral by Lender shall be reasonable, and that any sale conducted on the internet or to a licensor of intellectual property shall be commercially reasonable. Lender may conduct sales on any Borrower’s premises, without charge, and any sales may be adjourned from time to time in accordance with ~~applicable law~~Applicable Law. Lender shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Lender may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3. License. Lender is hereby granted an irrevocable, non-exclusive license or other right to, upon the occurrence and during the continuance of an Event of Default, use, license or sub-license (without payment of royalty or other compensation to any Person) any or all intellectual property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under intellectual property shall inure to Lender~~’~~’s benefit.

11.4. Setoff. At any time during an Event of Default, Lender and its Affiliates are authorized, to the fullest extent permitted by ~~applicable law~~Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing by Lender or such Affiliate to or for the credit or the account of Borrowers against its Obligations then due and owing, whether or not Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5. Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Lender under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until full payment of all Obligations.

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11.5.2. Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Lender to require strict performance by Borrowers under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Lender of any payment or performance by Borrowers under any Loan Documents in a manner other than that specified therein. Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

Section 12. MISCELLANEOUS

12.1. Amendments and Waivers.

12.1.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender, and their respective successors and assigns, except that (a) Borrowers shall not have the right to assign its rights or delegate its obligations under any Loan Documents, and (b) absent an Event of Default, Lender shall obtain Borrowers’ prior written consent to an assignment by Lender, which consent shall not be unreasonably withheld, delayed or conditioned, provided, that, (i) Borrowers shall be deemed to have consented to such assignment if Borrower has not responded to Lender’s request for such consent within five (5) days of such request being made by Lender, and (ii) Borrowers’ consent shall not be required for any assignment by Lender that is made as part of a loan portfolio asset sale or transfer.

12.1.2. Amendments and Other Modifications. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of an Event of Default, shall be effective without the prior written agreement of Lender and Borrowers; provided, however, that only the consent of the parties to a Bank Product agreement shall be required for any modification of such agreement. Any waiver or consent granted by Lender shall be effective only if in writing, and only for the matter specified.

12.2. Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS LENDER, EACH OTHER SECURED PARTY AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, AGENTS AND ATTORNEYS (THE “INDEMNITEES”) AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY BORROWERS OR ANY OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

12.3. Notices and Communications.

12.3.1. Notice Address. All notices and other communications by or to a party hereto shall be in writing and shall be given to Borrowers at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof, or at such other address as a party may hereafter specify by notice in accordance with this Section 12.3. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Lender shall be effective until actually received by the individual to whose attention at Lender such notice is required to be sent; or (d) if given by overnight commercial service, upon receipt as evidenced by written confirmation of receipt from the overnight service. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.

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12.3.2. Communications. Electronic communications (including e-mail, messaging and websites) may be used only in a manner acceptable to Lender and only for routine communications, such as delivery of financial statements, Borrowing Base Reports and other information required by Section 10.1.2, and administrative matters. Lender make no assurances as to the privacy and security of electronic communications. E-mail and voice mail shall not be effective notices under the Loan Documents.

12.3.3. Platform. Borrowing Base information, reports, financial statements, materials and other information shall be delivered by Borrowers pursuant to procedures approved by Lender, including electronic delivery (if possible) upon request by Lender to an electronic system maintained by it (“Platform”). Borrowers shall notify Lender of each posting of information on the Platform, and information shall be deemed received by Lender only upon its receipt of such notice. The Platform is provided “as is” and “as available.” Lender does not warrant the adequacy or functioning of the Platform, and expressly disclaims liability for any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY LENDER WITH RESPECT TO THE PLATFORM. No Indemnitee shall have any liability to Borrowers or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of any information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

12.3.4. Non-Conforming Communications. Lender may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.

12.4. Performance of Borrowers’ Obligations. Lender may, in its Permitted Discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of Borrowers under any Loan Documents or otherwise lawfully requested by Lender to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Lender~~’~~’s Liens in any Collateral, including any payment of a Royalty, judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs, fees and expenses of Lender under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate. Any payment made or action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

12.5. Credit Inquiries. Lender may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning Borrowers.

12.6. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under ~~applicable law~~Applicable Law. If any provision is found to be invalid under ~~applicable law~~Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

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12.7. Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

12.8. Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Lender has received counterparts bearing the signatures of all parties hereto. Lender may (but shall have no obligation to) accept any signature, contract formation or record-keeping through electronic means, which shall have the same legal validity and enforceability as manual or paper-based methods, to the fullest extent permitted by ~~applicable law~~Applicable Law.

12.9. Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

12.10. No Control; No Fiduciary Responsibility. Nothing in any Loan Document and no action of Lender pursuant to any Loan Document shall be deemed to constitute control of Borrowers by Lender, and Lender has no fiduciary, agency or similar duty of any kind to Borrowers. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (i) this credit facility and all related services by Lender or its Affiliates are arm~~’~~’s-length commercial transactions between Borrowers and such Person; and (ii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents.

12.11. Waiver of Confidentiality. Borrowers authorize Lender to discuss Borrowers’ financial affairs and business operations with any accountants, auditors, business consultants, or other professional advisors employed by Borrower, and Borrower authorizes such parties to disclose to Lender such financial and business information or reports (including management letters) concerning Borrowers as Lender may request.

12.12. Governing Law. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

12.13. Consent to Forum; EEA Bail-In.

12.13.1. Forum. EACH ~~BORROWER~~OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH ~~BORROWER~~OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT~~’~~’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.3.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by ~~applicable law~~Applicable Law.

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12.13.2. Other Jurisdictions. Nothing herein shall limit the right of Lender to bring proceedings against ~~Borrowers~~Obligors in any other court, nor limit the right of any party to serve process in any other manner permitted by ~~applicable law~~Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Lender of any judgment or order obtained in any forum or jurisdiction.

12.13.3. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that any liability arising under a Loan Document of any Secured Party that is an EEA Financial Institution, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority, and agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising under any Loan Documents which may be payable to it by any Secured Party that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.14. Waivers by Borrowers. To the fullest extent permitted by ~~applicable law~~Applicable Law, each Borrower waives (a) the right to trial by jury (which Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which a Borrower may in any way be liable, and hereby ratifies anything Lender may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Lender to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Lender entering into this Agreement and that Lender is relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waivers and has knowingly and voluntarily waived its jury trial and other rights. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

12.15. Patriot Act Notice. Lender hereby notifies Borrowers that pursuant to the Patriot Act, Lender is required to obtain, verify and record information that identifies Borrowers, including its legal name, address, tax ID number and other information that will allow Lender to identify it in accordance with the Patriot Act. Lender will also require information regarding any personal guarantor and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Lender may request from time to time in order to comply with any obligations under “know your customer,” anti-money laundering or other requirements of ~~applicable law~~Applicable Law.

12.16. NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

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12.17. Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[~~Signature Pages Follow]~~END OF EXHIBIT A TO AMENDMENT NO. 5]

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EXHIBIT B

TO

AMENDMENT NO. 5

Restated Schedules to the Loan Agreement